SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January 29, 2016

Dear Stockholder:

You are cordially invited to join us at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc., which will be held at 8:00 a.m. (PDT) on March 14, 2016 at 6140 Stoneridge Mall Road, Suite 145, Pleasanton, California 94588.

At the Annual Meeting, we will ask our stockholders to vote on proposals to elect a Board of Directors, ratify the Audit Committee’s appointment of our independent registered public accounting firm for the current fiscal year and approve the amendment of our long-term incentive plan governing equity awards for our employees. We will also ask our stockholders to take an advisory vote on the compensation of our Named Executive Officers.

Your vote is important to us and we hope that you will take this opportunity to participate in the affairs of the Company. Whether or not you plan to attend the Annual Meeting, we urge you to read the accompanying materials regarding matters to be voted on and use either the proxy card or voting instruction form provided to you to submit your vote by proxy. Additional information about voting your shares is included in the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	March 14, 2016 Meeting Time: 8:00 a.m. (PDT)

Location:	6140 Stoneridge Mall Road, Suite 145 Pleasanton, California 94588

Admission:	All stockholders are cordially invited to attend the meeting in person.

Agenda:

1.   Elect the seven directors named in the Proxy Statement;

2.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2016;

3.   Approve the amendment and restatement of the 2007 Long-Term Incentive Plan to add 1,700,000 shares to the total reserved for grant and extend the expiration date of the plan through December 31, 2026;

4.   Hold an advisory vote on the compensation of our Named Executive Officers; and

5.   Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Tuesday, January 19, 2016, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about February 2, 2016, we will mail either (1) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access an electronic copy of our proxy materials and vote your shares or (2) a copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2015. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors

Carol R. Kaufman

Secretary

Dated: January 29, 2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	5
OWNERSHIP OF THE COMPANY	6

EXHIBIT A - THIRD AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN	A-1

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

We will hold our Annual Meeting of Stockholders, or the Annual Meeting, on Monday, March 14, 2016 at 6140 Stoneridge Mall Road, Suite 145, Pleasanton, California. The meeting will start at 8:00 a.m. (PDT).

This Proxy Statement was provided to all stockholders of record at Tuesday, January 19, 2016 and is presented on our behalf by order of the Board of Directors. It contains information regarding the Company and the proposals which will be presented at the Annual Meeting. We have also furnished our 2015 Annual Report on Form 10-K to all stockholders of record. The 2015 Annual Report on Form 10-K contains our financial statements for the fiscal year ended October 31, 2015 and other useful information, but it is not part of the materials for the solicitation of proxies.

You may also find useful information about the Company on our website at http://www.coopercos.com. Information contained on our website is not, and should not be, considered a part of this Proxy Statement or any other filing or report filed with or furnished to with the Securities and Exchange Commission (the “SEC”).

Proposals to be Presented

At the Annual Meeting, stockholders will be asked to consider and act on the following proposals:

Our Board Recommends You Vote:
Proposal 1 — Election of Directors (p. 58)	FOR

The Board recommends the re-election of the seven nominees presented in this Proxy Statement to our Board of Directors. This proposal requires a favorable majority of the votes cast at the Annual Meeting to pass.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm (p. 63)	FOR

The Board recommends the ratification of its appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year. This proposal requires the favorable majority of shares entitled to vote and present in person, or represented by proxy, to pass.

Proposal 3 – Amendment of the Amended & Restated 2007 Long-Term Incentive Plan (p. 64)	FOR

The Board recommends the approval of the amended and restated 2007 Long-Term Incentive Plan as presented in this Proxy Statement. This proposal requires a favorable majority of the votes cast at the Annual Meeting to pass.

Proposal 4 — Advisory Vote on Executive Compensation (p. 74)	FOR

The Board recommends approval, on an advisory basis, of the compensation of our executive officers as presented in this Proxy Statement. This proposal requires the favorable majority of shares entitled to vote and present in person, or represented by proxy, to pass.

Detailed information regarding each of these proposals is presented in this Proxy Statement starting on page 58. Additional information about us, our Board and its committees, equity ownership, compensation of officers and directors, and other matters can be found starting on page 6.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Voting Information

We strongly encourage you to vote.

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

Who is entitled to vote at the Annual Meeting?

Our Record Date for this year’s Annual Meeting is January 19, 2016. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

As of the Record Date, there were 48,390,176 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote your shares by following the instructions on the Notice or by completing, dating and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you will receive the proxy materials from your broker, bank or other nominee with instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions by phone or through the Internet. If you wish to vote your shares in person, you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as recommended by the Board:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;

•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2016;

•	Shares will be voted FOR the amendment of the Amended & Restated 2007 Long-Term Incentive Plan; and

•	Shares will be voted FOR the compensation of our Named Executive Officers as described in this Proxy Statement.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card;

2.	Submit new voting instructions through telephonic or internet voting, if available to you;

3.	Notify Carol R. Kaufman, Secretary of the Company, in writing that you wish to revoke your proxy; or

4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or is required to withhold its vote, and the determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

Other Q&A

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our materials electronically to stockholders if they have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about February 2, 2016, we mailed a Notice of Internet Availability of Proxy Materials (“the Notice”). The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy.

The Notice was sent to our stockholders of record at January 19, 2016. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the Internet.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile or e-mail. Proxies may be solicited on our behalf by any of our directors, officers or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $16,500 for this service, plus reasonable costs and expenses.

How can stockholders present proposals for consideration at the 2017 Annual Meeting?

Proposals to be presented under Rule 14a-8 must be submitted no later than October 5, 2016 to be included in our next Proxy Statement and considered at the 2017 Annual Meeting of Stockholders. Detailed information for stockholders regarding how to present proposals under our Bylaws to be considered at the 2017 Annual Meeting is presented on page 5. Proposals should be sent to Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Corporate Secretary

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website. Please refer to our website at http://www.coopercos.com for any changes in this process.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Our Bylaws allow stockholders to nominate directors for election and to propose other business to be considered by stockholders at the Annual Meeting. Under the Bylaw provisions, stockholders wishing to submit proposals must notify the Company Secretary in writing. Notice must be sent no earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting and no later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting.

To be considered at the 2017 Annual Meeting, director nominations and other proposals for consideration under these provisions must be submitted no earlier than November 14, 2016 and no later than December 14, 2016. In the event that we set the date for the 2017 Annual Meeting more than 30 days before or more than 70 days after March 14, 2017, director nominations and other proposals must be submitted no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date and the 10th day following our first public disclosure of the date of the meeting.

Also, if we increase the number of directors to be elected at the 2017 Annual Meeting, and we do not make a public announcement at least 100 days prior to March 14, 2017 stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions. This also does not apply to proposals other than the nomination of director candidates. Nominations or proposals should be submitted, in writing, to Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. A stockholder’s notice to nominate a director or bring any other business before the 2017 Annual Meeting must set forth certain information specified in our Bylaws.

Our Corporate Governance and Nominating Committee of the Board of Directors will also directly consider suggestions from stockholders for potential Board nominees for election as directors to be presented at the 2017 Annual Meeting. The person recommending the nominee must be a stockholder entitled to vote at the 2017 Annual Meeting, and the recommendation must be received in writing between November 14, 2016 and December 14, 2016. To be considered, recommendations should include: (i) the nominee’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, (ii) the name and address of the stockholder submitting the recommendation or beneficial owner on whose behalf the proposed candidate is being suggested for nomination, and (iii) the class and number of our shares owned beneficially and of record by the stockholder or beneficial owner submitting the recommendation. The Corporate Governance and Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Committee.

OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information presented is as of January 15, 2016.

Name & Address of Beneficial Owner	Aggregate Number of Shares Beneficially Held	Percentage of Shares
Massachusetts Financial Services Company (1) 111 Huntington Avenue Boston, MA 02199	5,402,120	11.20%
FMR LLC (2) 245 Summer St. Boston, MA 02210	5,316,735	11.04%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	4,307,591	8.90%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10022	3,720,060	7.70%
Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19355	3,041,874	6.31%

(1)	Based on information disclosed in a Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) on January 8, 2016. MFS beneficially owns and has the sole power to dispose of or direct the disposition of all 5,402,120 shares and the sole power to vote or direct the vote of 4,951,584 of these shares.

(2)	Based on information disclosed in a Schedule 13G/A filed by FMR LLC, Abigail P. Johnson and Edward C. Johnson 3d on August 24, 2015. FMR LLC, Abigail P. Johnson and Edward C. Johnson 3d, through their control of the subsidiaries of FMR LLC, have the sole power to dispose of or direct the disposition of all 5,316,735 shares and the sole power to vote or direct the voting of 603,843 of these shares. According to this Schedule 13G/A, Fidelity Management & Research Company, Pyramis Global Advisors Trust Company and Pyramis Global Advisors (Canada) ULC, each a subsidiary of FMR LLC, beneficially owns a portion of these 5,316,735 shares.

(3)	Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2015. According to this Schedule 13G/A, T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of these 4,307,591 shares and has the sole power to vote or to direct the vote of 984,624 of these shares.

(4)	Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2015. According to this Schedule 13G/A, BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of these 3,720,060 shares and has the sole power to vote or direct the vote of 3,512,969 of these shares.

(5)	Based on information disclosed in a Schedule 13G filed by The Vanguard Group, Inc. on February 11, 2015. According to this Schedule 13G, The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 3,004,791 of these shares and has the shared power to dispose of or direct the disposition of 37,083 of these shares; and has the sole power to vote or to direct the vote of 42,383 of these shares. According to this Schedule 13G, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, beneficially owns 28,383 of these shares and Vanguard Investments Australia Ltd., a wholly owned subsidiary of the Vanguard Group beneficially owns 22,700 of these shares.

Securities Held by Insiders

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of January 15, 2016
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	64,154	(1)	*
Michael H. Kalkstein	48,768	(2)	*
Carol R. Kaufman	154,652	(3)	*
Jody S. Lindell	65,035	(4)	*
Greg W. Matz	39,292	(5)	*
Daniel G. McBride	74,551	(6)	*
Gary S. Petersmeyer	11,818	(7)	*
Steven Rosenberg	73,368	(8)	*
Allan E. Rubenstein, M.D.	26,749	(9)	*
Robert S. Weiss	375,357	(10)	*
Albert G. White III	64,058	(11)	*
Stanley Zinberg, M.D.	55,132	(12)	*
All current directors and executive officers as a group (15 persons)	1,080,218		2.2%
*	Less than 1% ownership.
(1)	Includes 989 restricted shares granted to Mr. Bender pursuant to the terms of the Second Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Directors’ Plan”). Mr. Bender has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 45,510 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 899 shares granted to Mr. Kalkstein pursuant to the terms of the 2006 Directors’ Plan. Mr. Kalkstein has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 33,509 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options; 30,727 of these exercisable options are held by an estate planning trust in which Mr. Kalkstein maintains 50% or greater control.

(3)	Includes 112,972 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(4)	Includes 899 shares granted to Ms. Lindell pursuant to the terms of the 2006 Directors’ Plan. Ms. Lindell has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 46,009 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(5)	Includes 24,723 shares which Mr. Matz could acquire upon the exercise of currently exercisable stock options.

(6)	Includes 49,341 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.

(7)

Includes 899 shares granted to Mr. Petersmeyer pursuant to the terms of the 2006 Directors’ Plan. Mr. Petersmeyer has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 9,759 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; 6,977 of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(8)	Includes 899 shares granted to Mr. Rosenberg pursuant to the terms of the 2006 Directors’ Plan. Mr. Rosenberg has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 61,009 shares which Mr. Rosenberg could acquire upon the exercise of currently exercisable stock options.

(9)	Includes 899 shares granted to Dr. Rubenstein pursuant to the terms of the 2006 Directors’ Plan. Dr. Rubenstein has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 18,710 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(10)	Includes 226,650 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(11)	Includes 30,973 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.

(12)	Includes 899 shares granted to Dr. Zinberg pursuant to the terms of the 2006 Directors’ Plan. Dr. Zinberg has sole voting power with respect to these shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 43,509 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options; all of Dr. Zinberg’s exercisable options are held by estate planning trusts in which Dr. Zinberg maintains 50% or greater control.

CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors is elected annually and each of our directors stands for election every year. Presently the Board is comprised of eight directors, however, the Board has chosen to reduce the size of the Board to seven and Mr. Rosenberg will not be standing for re-election at the Annual Meeting. All of our directors, except Mr. Weiss, have been determined by the Board to be independent. Mr. Weiss serves as our Chief Executive Officer and is compensated for his position as an executive. He receives no additional compensation for his service on the Board.

In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE and the SEC, and that each has no relationship, either directly or indirectly through an organization that has a relationship with the Company, other than as a stockholder of the Company or through his or her service on the Board. The Board and its active committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with regulations.

Directors who are not also employees, or Non-Employee Directors, are compensated for their services as described in “Director Compensation” on page 54.

Under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board. We do not limit service on private company boards of directors or with non-profit organizations.

Identification of Candidates

The Corporate Governance and Nominating Committee is responsible for identification and selection of qualified candidates for nomination to the Board. The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes.

To be nominated for election, an individual must: (i) meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees), (ii) exhibit strong personal integrity, character, and ethics and a commitment to ethical business and accounting practices, (iii) not serve on more than two other public company boards, (iv) not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation, and (v) not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. The Corporate Governance and Nominating Committee does not currently maintain a separate diversity policy. Instead the Committee relies on diversity as one of many factors in the consideration of director nominees who meet these stated criteria.

The Corporate Governance and Nominating Committee will consider suggestions from stockholders for nominees for election as directors at our Annual Stockholder Meetings on the same terms as nominees selected by the Committee. Stockholder suggestions must be received on a timely basis and meet the criteria set forth in the information on Stockholder Proposals And Nominations For Director on page 5.

As of the date of this Proxy Statement, no stockholder suggestions for director nominees have been received by the Corporate Governance and Nominating Committee. Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal process for identifying and evaluating nominees for directors, including nominees recommended by stockholders.

Board Leadership Structure

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position, which is currently held by Dr. Allan E. Rubenstein.

We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company, but has also been affirmatively determined to be independent by our Board. We feel that maintaining an independent Chair provides for strong, knowledgeable leadership of the Board, separate from the CEO position’s immediate day-to-day involvement with the Company.

Board Committees

The Board maintains four standing committees whose functions are described below. Committee membership is determined by the Board and reviewed regularly.

As required by the SEC and NYSE, all members of the Corporate Governance and Nominating Committee, the Audit Committee, and the Organization and Compensation Committee are independent directors. At the Board’s discretion, other committees may include directors who have not been determined to be independent. Currently the Board maintains one committee, the Science and Technology Committee, which has non-independent director membership.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://www.coopercos.com.

(1)	Mr. Rosenberg serves on the noted committees at the time of this Proxy Statement. He will not be standing for re-election at the Annual Meeting and will resign his place on these committees at that time.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence, and performance of the independent registered public accounting firm serving as auditors of the Company, (v) retention and engagement of the independent registered public accounting firm, and (vi) the performance of the Company’s Internal Audit function and internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment and accounting procedures and practices.

The Organization and Compensation Committee, or the Compensation Committee, reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the Compensation Committee as officers under Section 16(a) of the Exchange Act. The Compensation Committee also approves all compensation for employees whose total combined annual base salary plus target non-equity incentive bonus is $500,000 or greater, regardless of whether they have been designated as officers under Section 16(a). Members of the Compensation Committee are not eligible to participate in any of our executive compensation programs.

The Compensation Committee also approves the composition of our designated comparative peer group for compensation review, approves all awards under our equity and non-equity incentive bonus plans, and has approval authority for all agreements providing for the payment of benefits following a change in control of the Company, severance following a termination of employment or any other special arrangement with the executive officers or employees which would affect their compensation. The Compensation Committee also oversees succession planning and management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

The Corporate Governance and Nominating Committee develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The Corporate Governance and Nominating Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards. The Corporate Governance and Nominating Committee also performs the functions described under “Identification of Candidates” on page 9.

The Science and Technology Committee evaluates new and existing technologies. The Science and Technology Committee’s primary functions are to: (i) discuss technology that falls outside the usual scope of current business, (ii) periodically review our research and development projects and portfolio, (iii) annually review our key technologies and assess the position of these technologies versus third party products and processes, and (iv) provide information and guidance to the Board on matters relating to science and technology. The Science and Technology Committee functions on an ad hoc basis.

Meetings

The Board and committees met as follows during our fiscal year ended October 31, 2015:

Number of Meetings
Board of Directors	10
Audit Committee	7
Organization and Compensation Committee	6
Corporate Governance and Nominating Committee	1
Science and Technology Committee	5

The Non-Employee Directors also meet routinely in executive session in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over executive sessions.

During the 2015 fiscal year, each director attended at least 90% of the aggregate of board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting.

Corporate Governance Policies

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders. In keeping with this commitment, our corporate Bylaws include a majority voting standard for the election of our directors and we maintain various corporate policies that reflect our dedication to good governance. We believe that the policies currently in place enhance our stockholders’ interests.

Corporate Governance Principles

The Board has approved a set of Corporate Governance Principles for the Company. The Principles are available in their entirety on our website at http://www.coopercos.com. The Principles set out our standards for director qualifications, director responsibilities, Board committees, director access to officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees.

The Principles also address compensation and stock ownership requirements for our Non-Employee Directors. These topics are discussed in more detail in the section on Director Compensation starting on page 54.

Ethics and Business Conduct Policy

We have adopted an Ethics and Business Conduct Policy, or Code of Ethics, which is available in its entirety on our website at http://www.coopercos.com. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Ethics in discharging their work-related responsibilities. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

The Code of Ethics includes provisions relating to: (i) conflicts of interest; (ii) the protection and proper use of Company assets; (iii) relationships with customers, suppliers, competitors and associates; (iv) government relations and anti-corruption regulations; (v) and compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety. We most recently updated the Code of Ethics in July 2014 with revisions to enhance readability and to provide additional detail regarding the Company’s expectations regarding the conduct of our employees, officers and directors and reporting of violations.

The Code of Ethics is translated into multiple languages to facilitate readability for our employees and all employees receive a copy of the Code of Ethics both at their date of hire and annually. The Code of Ethics is also posted on our internal web pages for ease of access.

Amendments to the Code of Ethics and any waivers from the Code of Ethics granted to directors or executive officers will be made available through our website. As of the date of this proxy statement, no waivers or requests have been requested or granted.

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to our senior executives, including our Named Executive Officers, and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities, including short sales, puts, calls, forward sales, equity swaps or other hedging transactions. Our policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

Board of Directors’ Role in Risk Oversight

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting the proper “tone at the top.”

In this function, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational and financial risks. Each committee of the Board regularly reviews risks related to its area of focus as follows:

•	The Audit Committee reviews potential risks within our financial operations, information technology systems and internal controls;

•	The Corporate Governance and Nominating Committee reviews potential risks in relation to general governance and compliance matters;

•	The Compensation Committee reviews risks associated with retention of key executives, how our compensation practices influence executive risk taking, and matters of succession planning; and

•	The Science and Technology Committee reviews potential risks in connection with current technology and potential technology investments.

Each committee reports regularly to the Board on these topics and contributes to the overall Board review of potential business risks. Management also addresses risks and risk management in regular reports to the Board and its committees.

The Board believes that its current leadership structure and majority independent membership all facilitate risk oversight by combining experienced leadership with independent direction from the Board and committees. Both our Chairman and our CEO have in-depth understanding of our history and specific challenges we face as a business. Our CEO’s experience allows him to promptly identify and raise key business risks to the Board and our Chairman’s history with the Company provides the Board with an independent voice who can also provide insight into management decisions and market dynamics based on our specific business operations. The Board believes that the balance between our Chairman, CEO, Lead Director, and the independent committees of the Board enhances our risk oversight process and appropriately limits levels of risk within our enterprise.

Additionally, we maintain both a Chief Risk Officer and a Chief Governance Officer position within senior management. Our Chief Risk Officer maintains responsibility for direct risk oversight and review of our potential and identified business risks, and heads our management risk committee. The Chief Governance Officer holds responsibility for ensuring compliance training and communication of key policies to our employees. The Board feels that the appointment of executive officers that are directly responsible for monitoring risk and compliance issues ensures active positions dedicated to the identification of potential business risks and enhances the “tone at the top” message of the importance of risk oversight, governance and compliance.

Risk and Executive Compensation

Our Compensation Committee reviews and assesses the possible risks related to our executive compensation programs. Based on this assessment, the Compensation Committee has concluded that our compensation program structure does not create unreasonable risk or the likelihood of a material adverse impact on the Company. In making this determination, the Compensation Committee considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control structure and the Committee’s oversight. The Compensation Committee also considered the structure of our compensation plans, including the use of a combination of short- and long-term compensation programs, equity ownership guidelines for our senior executives, capped bonus targets under short-term incentive plans, and clawback provisions for short-term bonus awards.

Management Succession Planning

At least annually, and more often as deemed appropriate, the Compensation Committee meets with management to discuss plans for CEO succession as well as possible succession plans for senior management. Succession plans are designed to allow for an orderly transition of the top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring and continuing development of appropriate leadership skills for internal candidates for CEO and other leadership positions. The Committee provides oversight, input and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. The Corporate Governance and Nominating Committee of our Board reviews and approves or ratifies all transactions between the Company and related persons that are required to be disclosed under SEC rules, and we disclose such transactions in our Proxy Statement.

We have determined that there were no material related party transactions during the 2015 fiscal year.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015, all of the members of the Organization and Compensation Committee were independent directors, and no member was an employee or former employee of the Company. No Committee member had any relationship requiring disclosure as a related party transaction. During the 2015 fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Organization and Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and anyone owning more than ten percent of a registered class of our equity securities to file reports with the SEC detailing their ownership and any changes in ownership. SEC regulations also require these persons to provide us with a copy of all reports filed.

Based solely on our review of the copies of reports and related amendments we have received, we believe that during and with respect to the 2015 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent owners were met.

REPORT OF THE AUDIT COMMITTEE

At the date of this Proxy Statement, the Audit Committee is comprised of four independent directors: Jody S. Lindell (Chair), Michael H. Kalkstein, Gary S. Petersmeyer and Steven Rosenberg. The Board has determined that all members of the Audit Committee are financially literate as required by the NYSE and has also determined that Ms. Lindell meets the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board in December 2003 and most recently amended in October 2011. The Audit Committee’s charter is available in its entirety on our website at http://www.coopercos.com.

The Audit Committee’s primary duties and responsibilities relate to:

•	Management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;

•	Management’s establishment and maintenance of processes to assure that an adequate system of internal controls is functioning effectively within the Company; and

•	Engagement, retention and termination of our independent registered public accounting firm.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP (“KPMG”), in its role as our independent registered public accounting firm, (v) retention and engagement of KPMG, and (vi) the performance of our internal audit function and review of our internal controls.

Management is responsible for the Company’s internal controls and the financial reporting process. The Committee has engaged Ernst & Young LLP (“EY”), to assist in the assessment of the Company’s internal controls over financial reporting and to provide internal audit services. Such services provided by EY are jointly directed by management and the Audit Committee.

KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the audit process. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee held 7 meetings during the 2015 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of KPMG, Internal Audit, EY and management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2015 with management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP). The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 “Communication with Audit Committees.”

The Audit Committee also reviewed and discussed with KPMG, Internal Audit, EY and management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2015 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2015. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended
	October 31, 2015	October 31, 2014
Audit Fees	$4,105,000	$4,384,000
Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$144,000

Audit fees for the 2014 fiscal year included work performed in connection with the acquisition of Sauflon Pharmaceuticals Ltd. (“Sauflon”). Other fees represent work performed to assist with the conversion of Sauflon accounting from International Financial Reporting Standards (IFRS) to United States GAAP.

Based on the Audit Committee’s discussions with KPMG, Internal Audit, EY, and management, the Audit Committee’s review of the representations of management, the certifications of the Chief Executive Officer and Chief Financial Officer and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE

Jody S. Lindell (Chair)

Michael H. Kalkstein

Gary S. Petersmeyer

Steven Rosenberg

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors. The individuals listed below served in the positions set forth as of the date the Notice was mailed.

DANIEL G. MCBRIDE	AGE: 51
EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER / PRESIDENT OF COOPERVISION, INC.

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013 and as the President of CooperVision, our contact lens subsidiary since February 2014. He previously served as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2013, and as Vice President from July 2006 through October 2013. He also served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters.

ALBERT G. WHITE III EXECUTIVE VICE PRESIDENT & CHIEF STRATEGY OFFICER	AGE: 46

Mr. White has served as Executive Vice President since December 2015 and as Chief Strategy Officer since July 2011. He previously served as Vice President, Investor Relations from November 2007 through March 2013. He also served as Vice President & Treasurer from April 2006 through December 2012. Prior to joining the Company, he served as a Director with KeyBanc Capital Markets for three years and in a number of leadership positions within KeyBank National Association over the prior eight years.

CAROL R. KAUFMAN	AGE: 66
EXECUTIVE VICE PRESIDENT, SECRETARY, CHIEF ADMINISTRATIVE OFFICER & CHIEF GOVERNANCE OFFICER

Ms. Kaufman has served as Executive Vice President since July 2012 and Chief Governance Officer since March 2013. She previously served as Senior Vice President of Legal Affairs from December 2004 to July 2012. She has also served as Vice President and Chief Administrative Officer since October 1995 and as Vice President of Legal Affairs and Secretary since March 1996. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (our former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director for Insperity, Inc. (NYSE: NSP), a publicly traded provider of human resources outsourcing options, and is the chair of its nominating and corporate governance committee and a member of its finance, risk management and audit committee.

GREG W. MATZ	AGE: 56
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER & CHIEF RISK OFFICER

Mr. Matz has served as our Senior Vice President since November 2014, as Chief Risk Officer since November 2013 and as our Chief Financial Officer since December 2011. He previously served as Vice President from December 2011 to November 2013 and as Vice President, Finance from July 2011 to December 2011. He joined CooperVision, Inc. in May 2010 as Vice President and Chief Financial Officer and served in that position until October 2011. Prior to joining CooperVision, he spent 25 years in the Electronic Measurement, Chemical Analysis and Life Science markets. He served in a variety of senior management roles in Agilent Technologies Inc. from 1999-2010, including Vice President and Controller of the Wireless Business Unit, Vice President and Director of Internal Audit and Assistant Corporate Controller. Prior to Agilent, Mr. Matz worked at Hewlett Packard from 1984-1999 in a variety of financial and marketing roles. Mr. Matz started his career at KPMG in San Francisco from 1981-1984. Mr. Matz is a Certified Public Accountant.

RANDAL L. GOLDEN, ESQ. VICE PRESIDENT & GENERAL COUNSEL	AGE: 54

Mr. Golden has served as Vice President since November 2014 and as our General Counsel from February 2014. He previously served as our Assistant General Counsel from May 2013 through January 2014. He also served as senior counsel from March 2010, when he joined the Company, until May 2013. Prior to joining Cooper, he served as Senior Director & Legal Counsel at Align Technology, Inc. from 2005 through 2010 and as Director of Legal Affairs & Senior Counsel with Nokia, Inc. from 2000 to 2005. Mr. Golden also held various associate and senior legal positions prior to 2000, focusing on litigation and commercial and business law.

TINA F. MALONEY VICE PRESIDENT & CORPORATE CONTROLLER	AGE: 53

Ms. Maloney has served as Vice President since November 2014 and as our Corporate Controller since January 2014. She previously served as Senior Director of Finance and Assistant Corporate Controller prior to her appointment. She also served as Director of Internal Audit for the Company from August 2005 to June 2007. Prior to joining Cooper, Ms. Maloney held multiple senior finance positions at Sola International Inc., a global manufacturer and distributor of eyeglass lenses, including Director of Accounting and Controller – Americas. Prior to Sola, she was VP Finance of IESL, Inc., an environmental services and electroplating company servicing the defense industry. Ms. Maloney is a Certified Public Accountant, a Certified Management Accountant, and a Chartered Global Management Accountant.

PAUL L. REMMELL PRESIDENT AND CHIEF EXECUTIVE OFFICER OF COOPERSURGICAL, INC.	AGE: 58

Mr. Remmell has been Chief Executive Officer of CooperSurgical, our women’s healthcare business, since January 2012 and has served as President of CooperSurgical, since December 2004. He previously served as Chief Operating Officer of CooperSurgical from October 2000 to January 2012 and as Vice President of Finance from 1991 to December 2004.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Organization and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

ORGANIZATION AND COMPENSATION COMMITTEE

Michael H. Kalkstein (Chair)

Jody S. Lindell

Gary S. Petersmeyer

Allan E. Rubenstein, M.D.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation program, including our compensation philosophy, strategies, policies and practices, for our Named Executive Officers in the positions they held for fiscal 2015 as follows:

2015 Named Executive Officers
Name	Title
Robert S. Weiss	President & Chief Executive Officer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.
Albert G. White, III (1)	Senior Vice President & Chief Strategy Officer
Carol R. Kaufman	Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer
Greg W. Matz	Senior Vice President, Chief Financial Officer & Chief Risk Officer
(1)	Mr. White was promoted to Executive Vice President & Chief Strategy Officer effective December 10, 2015.

The Organization and Compensation Committee, or Compensation Committee, of our Board of Directors oversees our executive compensation program, and regularly reviews our program to ensure that we maintain an effective link between pay and performance and that there are no compensation-related risks that would be likely to have a material adverse effect on the Company. This oversight responsibility is described in more detail throughout this Compensation Discussion and Analysis, including information regarding our compensation governance practices, the outcome of our annual stockholder advisory vote on executive compensation (the “Say-on-Pay” vote), use of compensation consultants, and selection and composition of our compensation peer group.

The Year in Review

For fiscal 2015, we reported record revenue and non-GAAP earnings-per-share (“EPS”). However, as a result of the impact of foreign exchange rate fluctuations, we did not fully realize our financial goals for the year and this impacted our executive compensation outcomes. Nonetheless, despite not fully achieving our financial goals, we achieved a number of significant accomplishments during the year which reflects the leadership and talent of our senior executive officers, including our Named Executive Officers.

2015 Highlights

Financial Results:

•    Revenue – Reported revenue of $1.797 billion, an increase of 5% from fiscal 2014. This reflects the impact of foreign exchange rate fluctuations which reduced our results by $153 million, causing us to miss our target revenue of approximately $1.9 billion.

•    Non-GAAP Earnings Per Share – Reported $7.44 in non-GAAP EPS, an increase of 2% from fiscal 2014. The impact of foreign exchange rate fluctuations reduced our non-GAAP EPS by $1.76. Importantly, we note that our non-GAAP EPS increased 26% from fiscal 2014 on a constant currency basis.

2015 Highlights

Financial Results:
• Cash Flow – Reported cash flow of $216 million for fiscal 2015, making this our fifth consecutive year with cash flow in excess of $200 million.
Operational Achievements:

  CooperVision, Inc.

•    Recorded growth at double the rate of the contact lens market due to increased sales of our one-day silicone hydrogel products and new product launches in key markets.

•    Increased sales of clariti® and MyDay® silicone hydrogel products by 45% on a constant currency basis over fiscal 2015 as well as increased sales of specialty lenses.

•    Increased our production capacity for manufacture of one-day silicone hydrogel lenses and achieved regulatory clearance for our MyDay® product in Japan.

•    Substantially completed the global integration of the Sauflon Pharmaceuticals business operations.

•    Expanded manufacturing operations in Hungary, Puerto Rico and the UK and continued construction of new manufacturing facilities in Costa Rica which are expected to launch in early 2016.

  CooperSurgical, Inc.

•    Recorded growth in our in-vitro fertilization business of 3% over fiscal 2014.

•    Successfully completed multiple acquisitions, including the acquisition of Reprogenetics as an entry into the laboratory services market associated with in-vitro fertilization.

•    Continued to expand our profile in the in-vitro fertilization market including launching new products related to the collection and storage of reproductive materials.

Other Achievements:

•    Continued our ongoing investment in succession planning for our senior management, including a focus on extensive internal promotion and talent development in connection with the integration of the Sauflon Pharmaceuticals business.

•    Continued recognition for our efforts to develop internal management potential including:

¡     one of the “40 Best Companies for Leaders” by Chief Executive Magazine for the sixth consecutive year; and

¡     one of the “Top Workplaces” by the Bay Area Newsgroup for the fourth consecutive year.

•    Recognition of our Wellness Program as “Best in Class”, resulting in continued savings related to medical benefits, including:

¡    Platinum Achievement “Fit-Friendly Company” from the American Heart Association;

¡     Recognition as one of the “Healthiest Employers” and a “Top Workplace” in our geographic area; and

¡     Awards for occupational health and safety.

Executive Compensation Highlights

Based on our financial results as described above, our executive compensation actions and decisions for fiscal 2015 were as follows:

•	Fiscal 2015 Incentive Payment Plan (“IPP”): Our achievements for revenue, cash flow and earnings-per-share resulted in cash bonus payments at 79% of target levels for our Named Executive Officers under the 2015 IPP. These amounts, and the Compensation Committee’s decisions regarding the discretionary portion of these awards, are discussed in more detail below starting on page 30.

•	Long-Term Incentive Plan: Based on the compound annual growth in our non-GAAP EPS over the three-year performance period, our Named Executive Officers earned shares of our common stock under the performance share awards granted to them in fiscal 2013 at the threshold award level, thereby earning 50% of the target shares. These awards are discussed in more detail below on page 33.

Base salary and time-based equity award grant decisions for our Named Executive Officers for fiscal 2015 were made at the beginning of the year. Our prior year results and performance were considered in setting those compensation amounts. Base salary decisions are discussed in more detail below on page 30 and time-based equity award decisions are discussed in more detail starting on page 35.

Compensation Objectives and Philosophy

The primary objectives of our executive compensation program are to provide competitive compensation packages that will attract and retain top-tier talent and to closely link potential compensation with the performance measures we consider key to our long-term success and drivers of stockholder value.

To meet these objectives, our executive compensation program emphasizes certain principles:

1.	We align significant portions of executive compensation with the measures we consider to be most correlated with stockholder returns;

2.	We balance the achievement of short-term operational goals and long-term strategic objectives;

3.	We reward the achievement of challenging corporate objectives without encouraging inappropriate risk-taking;

4.	We recognize the significant role our executive officers play in our overall performance and market value and the responsibilities associated with their roles; and

5.	We design our compensation packages to have sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

By following these principles, we have created a competitive compensation structure that has enabled us to retain and motivate our executive officers, including our Named Executive Officers, and reward them for their success in achieving positive operating results and creating long-term value for our stockholders.

Pay for Performance

The compensation packages for our executive officers,
including our Named Executive Officers, are designed to
reward the achievement of both short-term and long-
term goals, as reflected in specific financial measures.
Through these measures, we align our executive
officers’ compensation with our overall financial results.	Annual Measures	Long-Term Measures (Three to Five Years)
	Revenue	Non-GAAP EPS
	Cash Flow	Stock price growth
Non-GAAP EPS

Encouraging long-term service and achievement against these key measures has created strong results for us as a Company and we have maintained steady growth and returns for our investors, as seen in the charts below.

We consider the design of our compensation packages to be integral to our success and believe the performance measures used in our executive compensation program serve as significant indicators for our continued success. In addition, our long-term compensation opportunities, through the use of time-based equity awards, encourage stable and continuous leadership from our key talent and provide for additional compensation through growth in our stock price.

Compensation Governance

The Compensation Committee works closely with its compensation consultant and management to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we employ several best practices.

THINGS WE DO:

✓ Entirely independent Compensation Committee	✓ Thorough assessment of individual and Company performance and linkage to compensation

✓ Independent compensation consultant, retained by and reporting only to the Compensation Committee	✓ Limited use of employment and change-in-control agreements; all change-in-control payments and benefits subject to “double-trigger” requirements

✓ A significant portion of Named Executive Officer compensation is “at risk”	✓ Robust succession planning process with annual review by the Compensation Committee

✓ Stock ownership guidelines applicable to our Named Executive Officers, with our CEO required to hold three times his annual base salary	✓ Perquisites are limited in scope and have specific business rationale

✓ Annual review of executive compensation program and individual pay packages	✓ Compensation recovery (“clawback”) provision incorporated in our Annual Incentive Plan

THINGS WE DON’T DO:

❖ No loans to executive officers	❖ No tax gross-ups for Named Executive Officers

❖ No Supplemental Executive Retirement Plan or other exceptional deferred compensation options. Also no defined benefit or other actuarial plans which are not available generally to our employees	❖ No hedging or speculative transactions in Company securities; no purchases of Company securities on margin

❖ No stock option repricing, reload options or option exchanges without stockholder approval

In addition to these policies and practices, the Compensation Committee stays informed and regularly assesses the alignment between our compensation packages and our performance as follows:

•	Regular updates on our business results from management throughout the year;

•	Review of our quarterly financial statements, management projections, and long-range plans;

•	Review of information regarding our compensation peer group, including reported revenues, profit levels, market capitalization, stockholder returns and disclosed governance practices; and

•	Review of broader, general industry compensation data relative to other companies of our size.

The Compensation Committee considers management input, the advice of its compensation consultant, and publicly available peer information to be valuable tools in its evaluation of the connection between executive compensation and Company performance.

2015 Say-on-Pay Vote

The Compensation Committee considers the outcome of our annual stockholder advisory vote on the compensation of our Named Executive Officers (the “Say-on-Pay” vote) in determining the design of our executive compensation program and the composition and levels of our individual compensation packages.

At our 2015 Annual Meeting of Stockholders, 95% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our Named Executive Officers. We have been pleased to have received a consistently positive response to our executive compensation program (as reflected in the accompanying chart) since	Fiscal Year	Meeting Date	Vote in Favor
	2014	March 16, 2015	95%
	2013	March 17, 2014	95%
	2012	March 21, 2013	93%
	2011	March 20, 2012	93%
the Say-on-Pay vote was implemented. The Compensation Committee took this historically positive result into consideration when developing the compensation packages for fiscal 2015 as described in this Compensation Discussion and Analysis.

Stock Ownership Guidelines

The Compensation Committee has implemented guidelines for stock ownership by certain senior executive officers, including our Named Executive Officers.

These stock ownership guidelines further provide that the covered executive officers are expected to retain a percentage of the

Name	Target Ownership Value	Hold on Vesting/Exercise
Robert S. Weiss	3x base salary	100%
Daniel G. McBride Albert G. White, III Carol R. Kaufman	2x base salary	50%
Greg W. Matz	1x base salary	25%
shares of our common stock acquired upon the exercise of stock options or vesting of full-value stock awards if their ownership level is below the established threshold. All Named Executive Officers complied with the guidelines during fiscal 2015.

Use of Compensation Consultants

The Compensation Committee retains Compensia, a national compensation consulting firm, to provide support with matters related to compensation of our executive officers and the non-employee members of our Board of Directors. The Compensation Committee maintains sole authority to determine the terms of Compensia’s retention and services, and management interaction with Compensia is generally limited to communication of information provided by management to the Compensation Committee. Under this engagement, Compensia reports directly to the Compensation Committee and does no other work for the Company.

Management separately retains Frederic W. Cook & Co., Inc. (“Frederic Cook”) to serve as its compensation consultant and assist in the preparation of information provided to the Compensation Committee, including a competitive market analysis of executive compensation. Our CEO, Mr. Weiss, has final authority for the retention of Frederic Cook and Frederic Cook does not do any work directly for the Compensation Committee, although a representative of the firm generally attends Compensation Committee meetings as an invited guest.

Under this engagement, each year management provides the Compensation Committee with a report analyzing executive officer compensation and presenting comparative information based on compensation peer group data, as well as information regarding key trends in executive compensation for other comparable publicly-traded companies. The Compensation Committee uses this information as one factor in evaluating the design of our executive compensation program and the compensation elements and levels provided to our executive officers. At the request of the Compensation Committee, Compensia evaluates the recommendations provided by management and reviews the work done by Frederic Cook and advises the Compensation Committee on these findings.

The Compensation Committee has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the Compensation Committee gave consideration to the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the Compensation Committee by Compensia, the fees paid to Compensia for services and any personal or business relationships between our executive officers or members of the Compensation Committee and Compensia or its individual members. Based on its review, the Compensation Committee has determined there are no conflicts of interest or potential conflicts of interest arising in connection with the Compensation Committee’s engagement of Compensia.

Role of Management

Our CEO, Mr. Weiss, provides recommendations to the Compensation Committee regarding: (i) selection of companies for the compensation peer group (as described further below), (ii) base salary levels and base salary increases for our executive officers (other than himself), (iii) appropriate targets and achievement of awards under our Incentive Payment Plans, (iv) overall annual equity award levels, design and allocation, and (v) special compensation awards to executives who have demonstrated outstanding performance during the year or on special projects, employment terms and arrangements and stock ownership guidelines. Mr. Weiss does not participate in discussions of his own compensation.

Mr. Weiss uses Frederic Cook’s analyses and guidance to develop these recommendations. The Compensation Committee gives full consideration to his recommendations and reviews these recommendations with Compensia before making its own decisions on the compensation of our executive officers. The Compensation Committee believes these recommendations provide valuable insight in making compensation decisions, but retains its exclusive authority to determine and approve the compensation and benefits of our executive officers.

Compensation Peer Group

The Compensation Committee has responsibility for the selection of an appropriate peer group for understanding and assessing competitive compensation levels and practices within our industry. It reviews this compensation peer group annually, with consideration given to the recommendations and input of management, Frederic Cook and Compensia.

The companies comprising the compensation peer group are drawn from publicly-traded companies headquartered in the United States. Recommendations for inclusion in the peer group are based on similarity of product lines or industry, and similarity in company size as measured by annual revenue, market capitalization, operating margins and other financial measures of organizational scope and complexity. For fiscal 2015, companies were considered for inclusion in the compensation peer group that: (i) had revenue and/or a market capitalization between 0.5x and 2.0x of the Company in the past fiscal year, (ii) were in the medical device industry, and (iii) were identified as a peer by at least three other current peer companies, used the Company as a peer or had been identified as a peer by one of the major proxy advisory firms.

The compensation peer group for fiscal 2015 was comprised of the following companies:

Bio-Rad Laboratories, Inc.	Hologic, Inc.	Resmed, Inc.
Bruker Corporation	IDEXX Laboratories	Sirona Dental Systems, Inc
Conmed Corporation	Illumina, Inc.	Steris Corporation
Dentsply International, Inc.	Integra Lifesciences Holding Corporation	Teleflex, Inc.
Edwards Lifesciences Corporation	Mettler-Toledo International, Inc.	Varian Medical Systems, Inc.
Haemonetics Corporation	PerkinElmer, Inc.	Waters Corporation
West Pharmaceutical Services, Inc.

The Compensation Committee has reviewed this compensation peer group as part of its consideration of compensation planning for fiscal 2016 and determined that the peer group continues to be appropriate for purposes of compensation comparisons. Therefore, the compensation peer group has been retained with no changes for use in review of executive compensation for fiscal 2016.

Compensation Elements

The primary elements of our executive compensation program are as follows:

Type of Compensation	Purpose	At Risk?
Base Salary (cash)	Provide a fixed, minimum level of competitive compensation for our executives and to attract strong talent.	Not at risk
Annual Incentive (cash)	Reward achievement of annual performance objectives and encourage our executives to meet short-term business goals as reflected in our annual operating plan.	At risk
Performance-Based Equity Awards (performance share awards)	Incentivize achievement of financial results and growth in long-term stockholder value through increases in EPS over a three-year period.	At risk
Time-Based Equity Awards (stock options and/or RSUs)	Encourage executive retention and link compensation to realization of stockholder value through stock price growth.	At risk

Each of these primary elements, other than base salary, require achievement of strong financial results to realize significant (or any) amounts of compensation. Approximately 84% of our CEO’s target total direct compensation for fiscal 2015 and approximately 76% of our other Named Executive Officers target total direct compensation for fiscal 2015 was “at risk” (that is, either performance-based or subject to stock price fluctuations).

Chief Executive Officer Compensation

The Compensation Committee structures compensation for our CEO to reflect his overall responsibility for, and significant role in, our strategic direction, management, leadership, and operating results, taking into consideration the practices of our compensation peer group and our industry sector.

In setting Mr. Weiss’ compensation for fiscal 2015, the Compensation Committee considered the following factors:

i.	Its assessment of his performance against previously approved business objectives for the Company for the fiscal year;

ii.	His personal assessment of his own performance against his approved objectives;

iii.	An analysis of his compensation relative to the compensation of chief executive officers at companies in our compensation peer group prepared by Frederic Cook; and

iv.	The input of Compensia.

Based on these factors, and our overall performance and growth in the prior fiscal year, the Compensation Committee approved an approximately 3% increase in Mr. Weiss’ overall target total direct compensation for fiscal 2015. Mr. Weiss’ target annual cash bonus opportunity was maintained at 100% of his annual base salary.

	2014 CEO Compensation	2015 CEO Compensation	Change Year over Year
			($)	(%)
Salary (1)	$840,000	$875,000	$35,000	4%
Cash Bonus (Actual) (2)	$907,200	$689,500	($217,700)	(24%)
Equity Awards (GDFV)
Performance Share Awards (at Target)	$851,938 (7,106 shares)	$851,938 (5,398 shares)	$-0-	0%
Stock Options (1)	$3,053,718 (73,178 Options)	$3,174,997 (65,195 options)	$121,279	4%
(1)	Base salary and stock option award decisions for Mr. Weiss were made at the beginning of the fiscal year and prior year results were considered in setting these compensation amounts.

(2)	Presents the actual bonuses paid to Mr. Weiss under each of the 2014 and 2015 Incentive Payment Plans. For both years, target achievement was set at 100% of Mr. Weiss’ base salary. Achievement under the 2014 IPP represents 108% of Mr. Weiss’ base salary of $840,000 and achievement under the 2015 IPP represents 79% of his base salary of $875,000.

Other Named Executive Officer Compensation

Adjustments to annual compensation for our other Named Executive Officers is based, in part, on changes in their responsibilities, overall execution of duties throughout the prior fiscal year, Company performance relative to pre-determined performance objectives, and internal alignment among our executive officers. Peer group compensation practices and competitive market changes and conditions are also taken into account.

Base Salary

For fiscal 2015, the Compensation Committee approved an increase of 3% for Ms. Kaufman, equivalent to the average increase for our employees generally, based on her individual performance during fiscal 2014. Messrs. McBride, Matz and White each received a 10% increase. The increases for Messrs. White and Matz recognized promotions for each of them and Mr. McBride’s base salary was increased to better align his compensation with other executives of the same level within our compensation peer group.

	2014 Base Salary	Approved Increase		2015 Base Salary	Basis for Amount of Increase
Daniel G. McBride	$450,000	$45,000	(10%)	$495,000	Alignment to compensation peers
Albert G. White, III	$386,131	$38,869	(10%)	$425,000	Promotion to Senior Vice President
Carol R. Kaufman	$440,644	$13,356	(3%)	$454,000	Executive performance
Greg W. Matz	$386,131	$38,869	(10%)	$425,000	Promotion to Senior Vice President

Incentive Payment Plan (IPP)

As discussed in more detail in the narrative to the Grants of Plan Based Awards Table on page 39, each year the Compensation Committee adopts an Incentive Payment Plan, or IPP, to provide performance-based cash bonus opportunities which are based on the budgeted goals reflected in our annual operating plan. We believe cash bonuses linked to specific, measurable, annual objectives provide an effective incentive tool to encourage our executive officers, including our Named Executive Officers, to meet our short-term business goals. Compensation based on these measures encourages our executive officers to focus on immediate business objectives, generating annual growth, and stockholder returns.

The majority of the target cash bonus opportunities for each Named Executive Officer under the IPP are based on quantitative, pre-established targets for financial performance. In addition, a portion of their target annual cash bonus opportunities under the IPP recognizes other strategic, operational and individual accomplishments not specifically quantified elsewhere in the IPP, including market share growth, new product launches, business development and executive leadership. This component is awarded at the discretion of the Compensation Committee and allows for flexibility to reward individual and business achievements, or to recognize special circumstances. The Compensation Committee believes this flexibility is important to reward executive achievement in individual roles.

Under the 2015 IPP, the cash bonuses payable to our Named Executive Officers were dependent on our actual achievement against pre-established target levels for revenue, cash flow and non-GAAP EPS, weighted as set forth in the accompanying chart. The weighting of each performance measure was based on the Compensation Committee’s prioritization of each quantitative measure for fiscal 2015.

The target level for each of these quantitative financial

Award Measures – 2015 IPP	Weighting
Quantitative Factors
Revenue	30%
Non-GAAP EPS	30%
Cash flow	15%
75%
Discretionary Award	25%
Total Target Bonus	100%

measures was based on our annual operating plan as approved by our Board of Directors at the beginning of fiscal 2015, subject to adjustment in the event of acquisitions and/or divestitures that were subsequently approved by our Board of Directors or such other items as determined at the discretion of the Compensation Committee. Our reported non-GAAP EPS for fiscal 2015 excluded the impact of amortization, costs associated to acquisitions and related business integration, facility start-up costs, and specific litigation settlement and legal costs. For purposes of achievement under the 2015 IPP, our reported results provided a baseline calculation of non-GAAP EPS which could be adjusted at the discretion of the Compensation Committee.

Minimum achievement thresholds were set at 85% of the target level for cash flow and non-GAAP EPS and at 90% of the target level for revenue. No bonus amount was payable with respect to any financial performance measure that did not reach its minimum achievement threshold. In addition, both revenue and non-GAAP EPS must exceed 95% of their target level before bonus amounts for any quantitative performance measure could exceed 100% of target. For each Named Executive Officer, the maximum total bonus that can be paid based on the financial performance measures was capped at 200% of his or her target cash bonus opportunity.

In addition, the quantitatively assessed portion of bonuses under the 2015 IPP is subject to adjustment at the Compensation Committee’s discretion. Regardless of actual financial achievement, the quantitative portion of bonuses could be reduced by up to 25% if the Compensation Committee determined that calculated bonuses based on actual achievement levels were not merited due to such facts and circumstances as it considered to be in the Company’s best interests. Additionally, award payments could be reduced or cancelled in the event that a review of the results for the first two months of fiscal 2016 reflect anomalous negative events that were attributable to fiscal 2015.

The discretionary portion of the bonus also could be withheld, in full or in part, if the Compensation Committee determined that an award at the target level was not warranted based on an executive’s individual performance or the performance of the Company. The Committee’s determination regarding the discretionary component of the annual bonuses is discussed in more detail below.

Determination of Financial Achievement

The Compensation Committee closely reviews the financial results presented by management before approving achievement of bonuses for the quantitative portions of the IPP. The terms of the 2015 IPP also permit adjustment of the specified performance target levels at the Compensation Committee’s discretion. In approving the actual achievement levels for fiscal 2015, the Compensation Committee gave consideration to the events during the fiscal year which impacted budget targets and which should be included or excluded as appropriate. The Compensation Committee considered events related to the integration of the Sauflon Pharmaceuticals operations and the impact of foreign exchange rate fluctuations in particular in making its determinations for fiscal 2015.

Based on our financial performance in fiscal 2015 and the terms of the 2015 IPP, the Compensation Committee determined that total quantitative achievement under the 2015 IPP met threshold achievement levels but did not meet or exceed the target level for any of the financial performance measures. Accordingly, the bonuses earned by our Named Executive Officers were below target levels.

In assessing quantitative achievement under the 2015 IPP, the Compensation Committee took into consideration various items, including complexities encountered in the global integration of the Sauflon acquisition, which it felt were not reflected in the quantitative results as calculated under the terms of the 2015 IPP. As a result, it chose to reduce quantitative achievement for awards under the 2015 IPP by 5% overall, believing that this was the most effective way to account for the adjustments it believed appropriate to align executive compensation with financial performance in the 2015 fiscal year.

The target levels for each of the financial performance measures, and our actual achievement compared to the threshold and target levels for such measures, and the associated bonus amounts earned with respect to each of these measures under the 2015 IPP is set out below, and a full discussion of our financial results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

Corporate Achievement

(Basis of Awards Paid to NEOs)

Award Factor	Adjusted Budget Target ($ in Thousands; except EPS) (1)	Adjusted Actual Achievement ($ in Thousands; except EPS) (% of Target) (1)	Achievement Under 2015 IPP	Target Achievement / Weighting	Weighted Achievement
Revenue	$1,920,215	$1,814,594 (94.5%)	63.2%	30%	19.0%
Non-GAAP EPS	$7.49	$7.44 (99.3%)	97.7%	30%	29.3%
Cash Flow (consolidated)	$237,813	$216,406 (91%)	69.9%	15%	10.5%
Less: Compensation Committee Discretionary Adjustment (2)					(5.0%)
Total Achievement				75%	53.8%
(1)	Budget targets and actual achievement reflect adjustments to exclude the impact of amortization, costs associated with acquisitions and related business integration, facility start-up costs, litigation settlement and legal costs. Revenue was also adjusted to reflect achievement in constant currency.

(2)	Reflects Compensation Committee exercise of authority to reduce awards by 5%.

Discretionary Awards

As discussed above, the 2015 IPP also provided the Compensation Committee with the authority to award the discretionary portion (25%) of each Named Executive Officer’s target annual cash bonus opportunity. In determining whether this component of the possible executive bonuses should be awarded, the Compensation Committee considers its independent assessment of individual performance and leadership, operational achievements not otherwise included in the quantitative portion of awards, and such other factors as the Compensation Committee considers indicative of executive performance.

This determination of discretionary awards is entirely subject to the judgment and discretion of the Compensation Committee and is not linked to the quantitative achievement levels under the 2015 IPP. The Compensation Committee generally considers an award of the target 25% to be a reflection of satisfactory performance by the Named Executive Officers during the fiscal year.

For fiscal 2015, the Compensation Committee chose to make discretionary awards at the 25% target level for all Named Executive Officers. In making this determination the Compensation Committee reviewed management’s individual performance and our operational achievements in fiscal 2015 separate from the quantitative award measures, including those described under “The Year in Review” on page 21 above. Based on this review and its own assessment of the performance of our Named Executive Officers, the Compensation Committee concluded that discretionary awards at 25% were warranted.

Awards to the Named Executive Officers Under the 2015 IPP

Executive	Adjusted Quantitative Factor Achievement	Discretionary Award	Total Award Achievement	Target Award		Actual Bonus Paid
				($)	(% of Base Salary)	($)	(% of Base Salary)
Robert S. Weiss	53.8%	25%	78.8%	$840,000	100%	$689,500	79%
Daniel G. McBride (1)	53.9%	25%	78.9%	$346,500	70%	$273,389	55%
Albert G. White III	53.8%	25%	78.8%	$233,750	55%	$184,195	43%
Carol R. Kaufman	53.8%	25%	78.8%	$272,400	60%	$214,651	47%
Greg W. Matz	53.8%	25%	78.8%	$233,750	55%	$184,195	43%
(1)	Mr. McBride’s achievement reflects weighting based on CooperVision performance due to his role as President of CooperVision.

Long-Term Incentive Compensation

The Compensation Committee provides long-term incentive compensation in the form of annual equity awards to our Named Executive Officers. The Compensation Committee uses a combination of performance share awards and time-vested stock options and restricted stock unit awards to deliver these long-term incentive compensation opportunities. The Compensation Committee believes that a “portfolio” of awards consisting of awards requiring achievement of pre-established financial objectives and awards requiring continued service to the Company effectively maximizes their retention value, while connecting long-term compensation to stockholder gains and controlling cost to the Company.

Grant Process and Timing

The decision to grant equity awards during a given fiscal year is made by the full Board based on the recommendation of the Compensation Committee. The Compensation Committee’s recommendation addresses whether and to what extent equity awards should be granted based on business conditions, an analysis based on the economic value of an estimated total award amount, accounting costs, and stock price volatility. The Compensation Committee considers the total economic and financial accounting value of potential awards, effectiveness as a retention tool, and the effect on stockholder dilution in determining the recommended total amount of awards to be made for the fiscal year. The Compensation Committee also considers economic and accounting implications when determining the type and appropriate size of awards.

If the Board agrees to grant equity, it does so in the aggregate and the Compensation Committee is charged with determining the specific allocation of awards to the operating units and to individual recipients, including the Named Executive Officers. In setting award amounts for the Named Executive Officers, the Compensation Committee considers recommendations from management and from its compensation consultant, as well as historical grant levels based on the role and position of each executive officer. Equity awards are generally granted in the first quarter of the fiscal year, after financial results for the prior fiscal year are available.

The Compensation Committee may also grant equity awards periodically to new hires, upon a promotion or in other circumstances, in its discretion. Additional equity awards may also be granted to accomplish specific retention goals. When such awards are approved, the grant date is set as the date that the award is approved by the Compensation Committee, unless the award is approved for a promotion or new hire which will occur in the future. In such case, the grant date will be tied to the date of hire or promotion. Grant dates are never set prior to the date of approval by the Compensation Committee.

Performance Share Awards

Our Named Executive Officers receive an annual performance share award that may be settled for shares of our common stock and that is earned based on the achievement of specified increases in non-GAAP EPS over a three-year performance period. These awards are designed to reflect the direct influence of our Named Executive Officers on long-term achievement and the Compensation Committee has selected non-GAAP EPS as the performance measure for these awards due to its belief that this measure provides a strong link to stockholder returns.

Fiscal 2015 Awards

The performance share awards granted in fiscal 2015 have three possible levels of achievement as set out below. Failure to meet the specified threshold level of growth in non-GAAP EPS will result in no shares being earned under these awards. The Compensation Committee seeks to set the target levels for the performance share awards to require significantly challenging, but attainable, levels of growth before any shares are earned. In setting the target levels, the Compensation Committee considers the Company’s ongoing performance and the level of achievement under prior performance share awards.

Performance Level	Award Achievement	Required EPS Growth: FY2015 - 2017
Outstanding	150%	15%
Target	100%	12%
Threshold	50%	10%

The Compensation Committee reviews these target achievement levels with its compensation consultant to ensure reasonableness. The Compensation Committee also considers the Board of Directors’ objectives for long-term growth, the Company’s historical achievements and the Compensation Committee’s goals for executive compensation in setting target achievement levels. For the fiscal 2015 awards, the Compensation Committee determined that increases in the “target” and “maximum” achievement levels for the awards over the corresponding levels for awards granted in fiscal 2014 would be appropriate in order to promote continued exceptional growth without encouraging inappropriate risk taking by management.

Results for Fiscal 2013 Performance Share Awards

The performance period for the awards granted in fiscal 2013 was completed at the end of fiscal 2015. Based on our growth in non-GAAP EPS over the performance period, the Compensation Committee approved achievement of the “threshold” level for these awards and our Named Executive Officers received 50% of the target number of shares of common stock subject to these awards.

Achievement under 2013 Performance Share Awards
(Performance Cycle: November 2012 to October 2015)
Name	Target Shares
	Threshold (8% non-GAAP EPS growth)	Target (10% non-GAAP EPS growth)	Maximum (12% non-GAAP EPS growth)
Robert S. Weiss	3,750	7,500	11,250
Daniel G. McBride	1,238	2,475	3,713
Albert G. White III	1,238	2,475	3,713
Carol R. Kaufman	1,688	3,375	5,063
Greg W. Matz	1,238	2,475	3,713

In making this determination, the Compensation Committee considered our reported non-GAAP EPS for fiscal 2015 and management recommendations regarding possible adjustment to account for foreign exchange rates and other impacts on non-GAAP EPS achievement. The Compensation Committee elected, in its discretion, to adjust non-GAAP EPS to include the amortization of intangible assets, which were otherwise excluded from our reported non-GAAP EPS. This adjustment reduced achievement to threshold levels under the terms of the awards. The Compensation Committee decided not to adjust non-GAAP EPS for foreign exchange rate fluctuations.

Time-Vested Awards

The Compensation Committee considers time-based vesting requirements to be an effective award structure for encouraging executive retention while maintaining a link to Company performance. Time-based vesting requires our executive officers to continue their service to benefit from these awards and any increase in the market value of our common stock during the term of the awards directly increases the compensation potential for our Named Executive Officers.

Our Named Executive Officers, other than Mr. Weiss, received a combination of time-vested restricted stock unit (“RSU”) awards and stock option awards in fiscal 2015. Mr. Weiss, as our Chief Executive Officer, receives only stock options. The Compensation Committee believes that, as the individual responsible for our overall success, the CEO’s long-term compensation should be entirely dependent on stock price growth and the achievement of stockholder returns over time.

The size of the RSU awards and stock option grants for the Named Executive Officers in fiscal 2015 were calculated based on their target accounting values, which the Compensation Committee determined to reflect competitive executive compensation levels. In setting award levels, the Compensation Committee considered competitive market practices and the analyses provided by Frederic Cook and Compensia. These awards vest ratably over a five-year period.

Grants to NEOs in 2015 Fiscal Year
Name	Total Time-Vested Equity Compensation	Restricted Stock Units		Stock Options
		Grant Date Fair Value	Units Awarded	Grant Date Fair Value	Options Granted
Robert S. Weiss	$4,026,909	$-0-	-0-	$3,174,997	65,195
Daniel G. McBride	$1,543,562	$574,958	3,543	$575,001	11,807
Albert G. White III	$1,009,210	$367,077	2,262	$367,052	7,537
Carol R. Kaufman	$1,214,432	$434,910	2,680	$434,842	8,929
Greg W. Matz	$1,009,210	$367,077	2,262	$367,052	7,537

Employee Benefits & Perquisites

Our Named Executive Officers are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions up to a specified dollar value, set annually), benefits under our Retirement Income Plan (a defined benefit plan), health, life and disability insurance, and severance benefits in accordance with our standard separation policy. Matching contributions to our 401(k) plan are equal to the matching contributions provided to employees generally. Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 46.

Our Named Executive Officers also participate in our Change-in-Control Severance Plan, under which they have change in control agreements that provide for severance benefits if the participating executives were to be terminated within a specified time after a change in control. These agreements are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 48.

The Named Executive Officers also receive limited perquisites, generally in the form of automobile allowances and expenses, income attributable to life insurance policies, and some limited reimbursement for spousal travel to business functions. In all cases, the Compensation Committee reviews these amounts and takes them into consideration when reviewing overall executive compensation. We only provide perquisites or other personal benefits to our executive officers, including our Named Executive Officers, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Conclusion

The Compensation Committee believes that each element of executive compensation and the total compensation provided to each of our Named Executive Officers is reasonable, competitive and appropriate. The amount of compensation payable to our Named Executive Officers depends largely on our financial performance and returns to our stockholders. The Compensation Committee believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain and motivate a top performing management team, without encouraging excessive or inappropriate risk-taking by our executives.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid to the individuals who served as our Named Executive Officers during the past fiscal year.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value (3)	All Other Compensation (4)	Total Compensation
Robert S. Weiss	2015	$875,000	$218,750	$3,174,997	$851,912	$470,750	$81,407	$73,613	$5,746,429
President & Chief Executive Officer	2014	$840,000	$252,000	$3,053,718	$851,938	$655,200	$42,286	$25,535	$5,720,678
	2013	$800,000	$200,000	$2,903,848	$1,077,075	$787,200	($50,781)	$59,105	$5,776,446

Daniel G. McBride	2015	$495,000	$86,625	$575,001	$968,561	$186,764	$49,632	$49,526	$2,411,109
Executive Vice President & Chief Operating Officer President, CooperVision	2014	$450,000	$94,500	$499,967	$882,031	$245,700	$39,426	$17,092	$2,228,716
	2013	$367,744	$101,130	$325,693	$681,190	$199,023	($5,477)	$16,364	$1,685,667

Albert G. White, III	2015	$425,000	$58,438	$367,052	$642,158	$125,758	$38,870	$17,146	$1,674,420
Executive Vice President & Chief Strategy Officer	2014	$386,131	$113,619	$342,019	$608,801	$165,650	$31,477	$18,837	$1,666,535
	2013	$367,744	$50,565	$325,693	$681,190	$199,023	($5,376)	$14,911	$1,633,750

Carol R. Kaufman	2015	$454,000	$68,100	$434,842	$779,589	$146,551	$75,245	$59,334	$2,017,661
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer	2014	$440,644	$79,316	$434,785	$779,525	$206,221	$80,358	$27,657	$2,048,506
	2013	$419,661	$62,949	$422,106	$906,945	$247,768	$9,652	$62,346	$2,131,426

Greg W. Matz	2015	$425,000	$58,438	$367,052	$642,158	$125,758	$39,844	$17,012	$1,675,260
Senior Vice President, Chief Financial Officer & Chief Risk Officer	2014	$386,131	$63,712	$342,019	$608,801	$165,650	$31,421	$17,463	$1,615,197
	2013	$367,744	$50,565	$325,693	$681,190	$199,023	$2,461	$15,604	$1,642,280

(1)	Amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns reflect the cash incentive bonuses awarded under our 2015 Incentive Payment Plan. Amounts shown in the “Bonus” column represent the portion of the award based on the discretion of our Compensation Committee and amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the portion of the bonus determined by quantitative factors. The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 39 as well as in our Compensation Discussion and Analysis on page 21.

(2)	Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, restricted stock unit and performance share awards granted to each Named Executive Officer with respect to the 2015, 2014 and 2013 fiscal years in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2015. These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 39 and in the Compensation Discussion and Analysis on page 21.

(3)	Change in value of accumulated pension benefits for the 2015 fiscal year was calculated as the difference between the value of accumulated benefits at October 31, 2015 and the value of accumulated benefits at October 31, 2014. The value of benefits at October 31, 2015 is based on a 4.25% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2015; the value of benefits at October 31, 2014 is based on a 4.25% discount rate and the RP2000 Mortality Tables with fourteen years of projected mortality improvement using Scale AA; and the value of benefits at October 31, 2013 is based on a 4.75% discount rate and the RP2000 Mortality Tables with thirteen years of projected mortality improvement using Scale AA.

(4)	Amounts included in the All Other Compensation column include the following:

Name	Year	Company’s 401(k) Contributions	Automobile allowance and expenses	Income associated to life insurance	Personal / Spousal Travel	Other
Robert S. Weiss	2015	$3,700	$9,754	$11,430	$48,652	$77
	2014	$3,700	$10,339	$11,430	$-0-	$66
	2013	$3,500	$9,939	$11,430	$34,235	$-0-
Daniel G. McBride	2015	$3,700	$11,283	$2,156	$32,387	$-0-
	2014	$3,700	$11,431	$1,950	$-0-	$11
	2013	$3,500	$11,617	$1,225	$-0-	$22
Albert G. White, III	2015	$3,700	$12,102	$1,344	$-0-	$-0-
	2014	$3,700	$13,904	$1,222	$-0-	$11
	2013	$3,500	$10,594	$817	$-0-	$-0-
Carol R. Kaufman	2015	$3,700	$10,234	$11,430	$33,970	$-0-
	2014	$3,700	$13,442	$10,515	$-0-	$-0-
	2013	$3,500	$10,372	$5,940	$42,533	$-0-
Greg W. Matz	2015	$3,700	$9,350	$3,852	$110	$-0-
	2014	$3,700	$10,326	$3,426	$-0-	$11
	2013	$3,500	$10,225	$1,879	$-0-	$-0-

Personal and spousal travel amounts represent airfare, food, lodging and other expenses paid for these executives and their spouses in connection with Company events determined to have insufficient business purpose to be considered reimbursable expenses under IRS regulations.

Performance Share Awards

Amounts included in the “Stock Awards” column of the Summary Compensation Table include the value of deferred share awards granted both in the form of Restricted Stock Units (“RSUs”) and Performance Share Awards. The RSUs are time-based awards generally vesting in equal portions over five years. The performance share awards are designed to deliver a variable number of shares depending on the achievement of specified levels of growth in our non-GAAP earnings per share over a three-year period.

The value of the awards granted in the 2015 fiscal year as presented in the Summary Compensation Table is based on the target level of achievement. If these awards do not achieve at least the threshold level of achievement, no shares will be distributed to the executives. The following table shows the grant date value of these awards at each level of possible achievement:

Name	Threshold Achievement	Target Achievement	Maximum Achievement
Robert S. Weiss	$425,956	$851,912	$1,277,869
Daniel G. McBride	$196,802	$393,603	$590,404
Albert G. White III	$137,540	$275,080	$412,620
Carol R. Kaufman	$172,339	$344,679	$517,018
Greg W. Matz	$137,540	$275,080	$412,620

Grants of Plan Based Awards

This table presents information regarding the possible awards payable under our 2015 Incentive Payment Plan and the value of certain equity awards made in the 2015 fiscal year. Our equity grant practices and calculation of awards under the 2015 Incentive Payment Plan are discussed in more detail in the Narrative section to this table below and in the Compensation Discussion and Analysis on page 21.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert S. Weiss	12/9/2015	$65,363	$875,000	$1,750,000	--	--	--	--	--	--
	2/2/2015	--	--	--	2,699	5,398	8,097	--	--	$851,912
	12/9/2014	--	--	--	--	--	--	--	65,195	$3,174,997
Daniel G. McBride	12/9/2015	$25,884	$346,500	$693,000	--	--	--	--	--	--
	2/2/2015	--	--	--	1,247	2,494	3,741	--	--	$393,603
	12/9/2014	--	--	--	--	--	--	--	11,807	$575,001
	12/9/2014	--	--	--	--	--	--	3,543	--	$574,958
Albert G. White III	12/9/2015	$17,461	$233,750	$467,500	--	--	--	--	--	--
	2/2/2015	--	--	--	872	1,743	2,615	--	--	$275,080
	12/9/2014	--	--	--	--	--	--	--	7,537	$367,052
	12/9/2014	--	--	--	--	--	--	2,262	--	$367,077
Carol R. Kaufman	12/9/2015	$20,348	$272,400	$544,800	--	--	--	--	--	--
	2/2/2015	--	--	--	1,092	2,184	3,276	--	--	$344,679
	12/9/2014	--	--	--	--	--	--	--	8,929	$434,842
	12/9/2014	--	--	--	--	--	--	2,680	--	$434,910
Greg W. Matz	12/9/2015	$17,461	$233,750	$467,500	--	--	--	--	--	--
	2/2/2015	--	--	--	872	1,743	2,615	--	--	$275,080
	12/9/2014	--	--	--	--	--	--	--	7,537	$367,052
	12/9/2014	--	--	--	--	--	--	2,262	--	$367,077

(1)	Amounts represent the threshold, target, and maximum cash bonus amounts which could have been paid to each Named Executive Officer under our 2015 Incentive Payment Plan, or IPP. The final award amounts for the 2015 IPP were approved on the date indicated in the “Grant Date” column and the value of the final award amounts are included in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 37.

(2)	Amounts represent the threshold, target, and maximum amounts of shares distributable under performance share awards granted on February 2, 2015 under our 2007 Long-Term Incentive Plan. Awards will vest on the achievement of specified levels of non-GAAP earnings per share in the 2017 fiscal year.

(3)	Stock awards listed in this column represent grants of restricted stock units made on December 9, 2014. These grants vest, and shares will be released, in equal portions on each of January 8, 2016, January 8, 2017, January 8, 2018, January 8, 2019 and January 8, 2020. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her date of retirement, she will forfeit any right to the remaining outstanding shares.

(4)	Option awards listed in this column were granted on December 9, 2014 at an exercise price of $162.28. The options granted will vest in equal portions on each of the first through fifth anniversaries of the date of grant. The options were granted at 100% of fair market value on the date of grant and expire on December 9, 2024. Due to provisions in the award allowing this grant to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of this award is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(5)	Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value recognized with respect to the 2015 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2015.

Annual Non-Equity Incentives

The Compensation Committee adopts an Incentive Payment Plan, or IPP, annually to govern cash bonuses payable for the corresponding fiscal year. The IPP terms tie potential annual bonus compensation to the achievement of business goals derived from our approved fiscal year budget.

Participation levels in the IPP are set by the Compensation Committee and represent a designated percentage of base salary for the fiscal year. That percentage controls the potential award that can be achieved under the IPP as follows:

As presented in the Grants of Plan Based Awards Table, target amounts represent the bonus opportunity for the Named Executive Officers at 100% achievement of quantitative factors and award of 100% of the target discretionary portion of awards. Threshold amounts represent the minimum achievement necessary to achieve payment on only the lowest weighted quantitative factor and no award of discretionary amounts. All awards are capped at a maximum of 200% of the target bonus opportunity.

Specific targets and actual achievement under the 2015 IPP are discussed in more detail in the Compensation Discussion and Analysis on page 21.

Equity Awards

We provide our Named Executive Officers with equity incentive awards as a tool to promote retention and to connect compensation with our long-term performance and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan and may vest based on continued service over time and/or based on performance criteria. Stock options generally have a 10-year term and any stock options are awarded at 100% of fair market value on the date of grant.

The Compensation Committee utilizes a mixture of equity award types, including stock options, restricted stock units and performance shares. Stock options and restricted stock units generally vest over time. Performance share awards vest on the achievement of specified levels of earnings per share over a three-year performance period.

Equity award grants are discussed in more detail in the Compensation Discussion and Analysis beginning on page 21.

Outstanding Equity Awards at Fiscal Year End

This table provides information regarding the equity award holdings of the Named Executive Officers as of the end of the 2015 fiscal year.

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (Exercisable)	Number Of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert S. Weiss	22,500	-	$58.07	12/13/2020	(1)
	-	10,000	$58.07	12/13/2020	(2)
	72,514	24,171	$65.96	12/14/2021	(3)
	36,770	55,153	$95.74	12/12/2022	(4)
					(5)			11,250	$1,142,700
	14,636	58,542	$119.89	12/11/2023	(6)
					(8)			10,659	$1,082,670
	-	65,195	$162.28	12/9/2024	(9)
					(10)			8,097	$822,439
Daniel G. McBride	30,000	-	$42.65	10/25/2017	(11)
	6,000	-	$13.10	12/11/2018	(12)
					(13)	1,975	$300,911
	4,124	6,186	$95.74	12/12/2022	(4)
					(5)			3,713	$377,091
					(14)	2,041	$310,967
	2,397	9,584	$119.89	12/11/2023	(6)
					(8)			4,781	$485,571
					(7)	3,336	$508,273
	-	11,807	$162.28	12/9/2024	(9)
					(15)	3,543	$539,811
					(10)			3,741	$379,986

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (Exercisable)	Number Of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Albert G. White III	8,000	-	$13.21	12/10/2018	(17)
	12,000	-	$13.10	12/11/2018	(12)
					(13)	1,975	$300,911
	4,124	6,186	$95.74	12/12/2022	(4)
					(5)			3,713	$377,091
					(14)	2,041	$310,967
	1,640	6,556	$119.89	12/11/2023	(6)
					(8)			3,338	$339,001
					(7)	2,282	$347,686
	-	7,537	$162.28	12/9/2024	(9)
					(15)	2,262	$344,638
					(10)			2,615	$265,563
Carol R. Kaufman	33,000	-	$42.65	10/25/2017	(11)
	16,500	-	$15.83	10/30/2018	(16)
	16,500	-	$13.21	12/10/2018	(17)
	33,000	-	$13.10	12/11/2018	(12)
					(13)	2,667	$406,344
	5,345	8,017	$95.74	12/12/2022	(4)
					(5)			5,063	$514,215
					(14)	2,646	$403,145
	2,084	8,335	$119.89	12/11/2023	(6)
					(8)			4,313	$438,035
					(7)	2,901	$441,996
	-	8,929	$162.28	12/9/2024	(9)
					(15)	2,680	$408,325
					(10)			3,276	$332,754

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (Exercisable)	Number Of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Greg W. Matz	13,750	-	$38.89	5/3/2020	(18)
					(13)	1,975	$300,911
	4,124	6,186	$95.74	12/12/2022	(4)
					(5)			3,713	$377,091
					(14)	2,041	$310,967
	1,640	6,556	$119.89	12/11/2023	(6)
					(8)			3,338	$339,001
					(7)	2,282	$347,686
	-	7,537	$162.28	12/9/2024	(9)
					(15)	2,262	$344,638
					(10)			2,615	$265,563

(1)	Options were granted on December 13, 2010 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(2)	Options were granted on December 13, 2010 and become vested and exercisable in equal portions on each of the first through fourth anniversaries of the date of grant.

(3)	Options were granted on December 14, 2011 and became vested and exercisable in equal portions on each of the first through fourth anniversaries of the date of grant.

(4)	Options were granted on December 12, 2012 and will become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in the award allowing this grant to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of this award is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(5)	Performance share awards granted on December 12, 2012 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2015 fiscal year. Share amounts represent maximum payout amounts and are valued at $152.36 per share, the closing price of our stock on October 31, 2015.

(6)	Options were granted on December 11, 2013 and will become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in the award allowing this grant to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of this award is restricted to the same vesting schedule as other grants on this date. If Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her date of retirement, they will forfeit any remaining outstanding options.

(7)	Award granted as RSUs on December 11, 2013 and valued at $152.36 per share, the closing price of our stock on October 31, 2015. The units will vest in equal portions on each of January 8, 2015, January 8, 2016, January 8, 2017, January 8, 2018 and January 8, 2019. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares.

(8)	Performance share awards granted on December 11, 2013 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2016 fiscal year. Share amounts represent maximum payout amounts and are valued at $152.36 per share, the closing price of our stock on October 31, 2015.

(9)	Options were granted on December 9, 2014 and will become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in the award allowing this grant to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of this award is restricted to the same vesting schedule as other grants on this date. If Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her date of retirement, they will forfeit any remaining outstanding options.

(10)	Performance share awards granted on February 2, 2015 which will vest depending on the achievement of specified levels of growth in non-GAAP earnings per share for the 2017 fiscal year. Share amounts represent maximum payout amounts and are valued at $152.36 per share, the closing price of our stock on October 31, 2015.

(11)	Options were granted on October 25, 2007 and became vested and exercisable as follows:

a.    one-quarter on each of October 25, 2008, October 25, 2009 and October 25, 2010; and

b.    one-quarter on March 10, 2011.

(12)	Options were granted on December 11, 2008 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(13)	Award granted as RSUs on December 14, 2011 and valued at $152.36 per share, the closing price of our stock on October 31, 2015. The units vest in equal portions on each of January 8, 2013, January 8, 2014, January 8, 2015 and January 8, 2016.

(14)	Award granted as RSUs on December 12, 2012 and valued at $152.36 per share, the closing price of our stock on October 31, 2015. The units vest in equal portions on each of January 8, 2014, January 8, 2015, January 8, 2016, January 8, 2017, and January 8, 2018. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares.

(15)	Award granted as RSUs on December 9, 2014 and valued at $152.36 per share, the closing price of our stock on October 31, 2015. The units vest in equal portions on each of January 8, 2016, January 8, 2017, January 8, 2018, January 8, 2019, and January 8, 2020. Due to provisions in the award allowing this grant to continue vesting after her retirement, RSUs granted to Ms. Kaufman were considered vested on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares.

(16)	Options were granted on October 30, 2008 and became fully vested on March 29, 2009.

(17)	Options were granted on December 10, 2008 and became fully vested on December 10, 2012.

(18)	Options were granted on May 3, 2010 and became vested and exercisable in equal portions on each of the first through fourth anniversaries of the date of grant.

Option Exercises and Stock Vested

The following table details the number of shares acquired on exercise of stock options and release of shares upon vesting of performance share awards and awards of Restricted Stock Units during the 2015 fiscal year by the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (1)
Robert S. Weiss	133,500	$17,881,448	30,000	$4,810,500
Daniel G. McBride	22,500	$2,015,777	5,740	$934,931
Albert G. White, III	6,375	$1,082,231	15,377	$2,479,559
Carol R. Kaufman	35,500	$4,091,672	13,499	$2,164,562
Greg W. Matz	20,000	$2,815,870	10,529	$1,689,917
(1)	Includes shares issued in connection with performance share awards granted on December 9, 2009 to the Named Executive Officers for which release was previously deferred. These awards vested in February 2013 and the following Named Executive Officers elected to defer receipt of the indicated shares until January 8, 2015 as provided by the terms of the underlying award agreements:

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting	Value at October 31, 2015
Robert S. Weiss	15,000	$1,532,850	$2,443,200
Albert G. White, III	4,950	$ 505,841	$ 806,256

Also includes shares issued in connection with performance share awards granted on December 14, 2011. The following Named Executive Officers elected to defer receipt of these shares until January 2017 as provided by the terms of the underlying award agreements:

Name	Number of Shares Acquired on Vesting	Value at Vesting
Daniel G. McBride	4,950	$781,209

Non-Qualified Deferred Compensation Table

The table below sets forth certain information as of October 31, 2015 with respect to the non-qualified deferred compensation plans in which our Named Executive Officers participate.

Name	Plan Name	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals / Distributions (3)	Aggregate Balance at Last Fiscal Year End (4)
Robert S. Weiss	2007 Long-Term Incentive Plan	$-0-	$525,900	$2,443,200	$2,285,400
Daniel G. McBride	2007 Long-Term Incentive Plan	$781,209	$146,520	$-0-	$1,508,364
Albert G. White III	2007 Long-Term Incentive Plan	$-0-	$173,547	$806,256	$754,182
Carol R. Kaufman	--	$-0-	$-0-	$-0-	$-0-
Greg W. Matz	--	$-0-	$-0-	$-0-	$-0-

(1)	Represents the value at vesting of performance share awards granted to the Named Executive Officer which were deferred by the executive under the terms of the award agreement.
(2)	Represents the change in value of shares previously deferred and not yet released to the Named Executive Officer under the terms of performance share awards from the date of deferral by the Named Executive Officer through the end of the 2015 fiscal year. Calculated by taking the difference in the stock price on the date of deferral and the last day of the 2015 fiscal year and multiplying by the number of shares deferred by the executive.
(3)	Represents the value at release to the Named Executive Officer of previously deferred shares at the end of the deferral period.
(4)	Represents the value at the end of the 2015 fiscal year of shares that have been previously deferred under the terms of performance share award agreements and which have not yet been released to the Named Executive Officer. Valued at $152.36 per share, the closing price of our stock on October 31, 2015.

Pension Benefits Table

Credited service and value of the accumulated benefits payable to our Named Executive Officers as of October 31, 2015 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Robert S. Weiss (2)	37.75	$883,759	$-0-
Daniel G. McBride	9.67	$202,531	$-0-
Albert G. White, III	8.5	$147,793	$-0-
Carol R. Kaufman (2)	20.07	$680,352	$-0-
Greg W. Matz	4.5	$121,186	$-0-
(1)	Present value is calculated as of the October 31, 2015 measurement date and is based on a 4.25% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2015.

(2)	Mr. Weiss and Ms. Kaufman are over age 65, and therefore the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of October 31, 2015.

Narrative to Pension Benefits Table

Our Retirement Income Plan was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. Furthermore, current active members are entitled to an annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan Years of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Credited service and value of the accumulated benefits payable as of October 31, 2015 under the Company’s Retirement Income Plan at the normal retirement age of 65 are based on the current accumulated benefits for the Named Executive Officers. The estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable (1)
Robert S. Weiss	$74,473
Daniel G. McBride	$71,409
Albert G. White, III	$83,461
Carol R. Kaufman	$49,415
Greg W. Matz	$40,821
(1)	Mr. Weiss and Ms. Kaufman are over age 65, and therefore the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of October 31, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

During the 2015 fiscal year, we had agreements in place with our Named Executive Officers that govern the terms of post-employment compensation in the event of a termination of their employment. All except the agreements with Messrs. Weiss and White are subject to our Change in Control Severance Plan adopted on May 21, 2007. The Change in Control Severance Plan provides severance benefits to certain of our key employees as recommended by management. Agreements under this plan require prior approval of the Compensation Committee before they are offered to executives. The Change in Control Severance Plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. At the time of this Proxy Statement, approximately 30 employees have agreements in place under this plan.

The following tables provide estimated amounts payable to each of the Named Executive Officers assuming termination of employment on October 31, 2015. The tables assume that the value at termination of outstanding equity awards is $152.36, which was the fair market value of our common stock on October 31, 2015. Upon termination of employment, amounts due to the Named Executive Officers will be paid in monthly installments.

Robert S. Weiss

Our severance agreement with Mr. Weiss originally took effect in August 1989. Under the agreement, Mr. Weiss would be entitled to a payment of up to 150% of his base salary in the event of his: (i) termination without cause, (ii) termination within 90 days of a change in control event, (iii) voluntary resignation with good reason, or (iv) separation after a request to relocate more than 50 miles from his current workplace. He would also be entitled to a prorated portion of his bonus under the applicable Incentive Payment Plan, or IPP, immediate vesting in his outstanding equity awards and his accrued benefits under the Retirement Income Plan, and continued coverage under our benefits program for up to 18 months.

The agreement with Mr. Weiss also provides for certain limited payments in the event that he voluntarily resigns his position without good reason. Mr. Weiss is required to provide a minimum of 45 days’ notice of his resignation to receive these payments. Upon proper notice, he can receive a percentage of his current annual base salary equal to the number of days’ notice provided divided by 360, to a maximum of 25%.

	Voluntary Resignation	Termination without Cause or Resignation for Good Reason	Termination after Change of Control or Separation After Request to Relocate	Retirement	Death
Severance Payment (1)	$218,750	$1,312,500	$875,000	$-0-	$1,312,500
Incentive Payment Plan (2)	$689,500	$689,500	$689,500	$689,500	$689,500
Present Value of Accumulated Pension Benefits (3)	$802,352	$802,352	$802,352	$802,352	$802,352
Equity Awards (4)	$-0-	$22,046,588	$23,159,273	$18,911,628	$13,009,732
Benefits (5)	$-0-	$60,096	$40,064	$-0-	$1,040,000
Total Payable on Separation	$1,710,602	$24,911,036	$25,566,190	$20,403,480	$16,854,084

(1)	Represents 25% of base salary for the 2015 fiscal year, the maximum amount allowed under the agreement, in the event of a voluntary resignation with a minimum of 45 days’ notice. Represents 150% of base salary for the 2015 fiscal year in the event of termination without cause or resignation with good reason. Represents 100% of base salary for the 2015 fiscal year upon termination within 90 days of a change in control or after a request to relocate.

Mr. Weiss’ severance agreement provides that if he is entitled to payment for any of the above reasons, his estate will receive the same payments in the event of his death. For purposes of estimating payments on death for the above table, the maximum payout of 150% of base salary has been used on the assumption that severance at this level was triggered immediately prior to his death and his estate is entitled to such payments under the agreement. No severance is automatically paid upon retirement or death under Mr. Weiss’ agreement or Company policy.

(2)	Represents the bonus award payable to Mr. Weiss under the 2015 Incentive Payment Plan, which was earned in full but not yet paid as of October 31, 2015. Upon voluntary resignation prior to the date that awards are paid under the 2015 IPP, this award would be forfeit.

(3)	Mr. Weiss is fully vested in all benefits due under our Retirement Income Plan and will retain his accrued benefits after termination of employment. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 46. In the event of the executive’s death, benefits are payable to the estate.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2015 at a stock price of $152.36; includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination without cause, voluntary resignation with good reason, termination after a change in control, or separation after a request to relocate, Mr. Weiss’ outstanding equity awards which were not vested will immediately become fully vested and exercisable. All unvested awards will be entirely forfeit on voluntary resignation without good reason regardless of notice provided.

In the event of retirement or death, outstanding equity awards will be treated in accordance with the terms of their associated agreements. Termination for retirement or upon death will result in payment of a pro rata portion of performance shares which have not completed their performance cycle based on the portion of the performance cycle completed at termination.

For awards prior to the 2013 fiscal year, outstanding stock options that are unvested at the date of Mr. Weiss’ retirement or death will be forfeit. Vested options will remain outstanding and exercisable for a term of three years from the date of retirement or one year from the date of death. For awards made in fiscal 2013 and after, granted stock options will continue to vest after his date of retirement on the normal vesting dates indicated in the award agreement and will remain exercisable until their expiration date. If Mr. Weiss provides services to, or owns more than 5% of, a competitor after his retirement, he will forfeit the right to any remaining outstanding options.

(5)	Mr. Weiss and his dependents will be eligible to continue participation in our insurance benefit plans until all severance benefits have been paid. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of Mr. Weiss’ death.

Albert G. White, III

Our Change in Control Agreement with Albert G. White, III originally took effect in January 2007 and was amended in September 2008. Under the agreement, Mr. White would be entitled to a payment of 100% of his base salary in the event of his termination within 90 days of a change in control event, provided he is not terminated for cause and does not voluntarily resign his position.

He would also be entitled to a prorated portion of his bonus under the applicable Incentive Payment Plan and continued coverage under the Company’s benefits program for up to 12 months from the date of termination in the event of termination for any of these reasons. As of the end of the last fiscal year, Mr. White is not retirement eligible.

	Termination without Cause	Termination after Change of Control	Death
Severance Payment (1)	$94,517	$850,000	$-0-
Incentive Payment Plan (2)	$184,195	$184,195	$184,195
Present Value of Accumulated Pension Benefits (3)	$108,923	$108,923	$108,923
Equity Awards (4)	$3,071,072	$6,278,099	$4,410,773
Benefits (5)	$10,012	$37,137	$1,600,000
Total Payable on Separation	$3,468,719	$7,458,354	$6,303,891

(1)	Represents the severance due per Company policy for all employees in the event of termination without cause. Represents 100% of base salary for the 2015 fiscal year in the event of termination without cause within 90 days of a change in control. No severance is due upon retirement or death.

(2)	Represents the bonus award payable to Mr. White under the 2015 Incentive Payment Plan, which was earned in full but not yet paid as of October 31, 2015. Upon voluntary resignation prior to the date that awards are paid under the 2015 IPP, this award would be forfeit.

(3)	Mr. White is fully vested in all benefits due under our Retirement Income Plan and will retain his accrued benefits after termination of employment. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 46. In the event of the executive’s death, benefits are payable to the estate.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2015 at a stock price of $152.36. Includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination after a change in control or resignation with good reason after a change in control, all outstanding equity awards will immediately become fully vested. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed.

In the event of the executive’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on the portion of the performance cycle completed at termination.

Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding unvested RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment.

(5)	In the event that Mr. White’s employment is terminated, he and his dependents will be eligible to continue participation in our insurance benefit plans for up to 24 months after the date of termination. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of Mr. White’s death.

Other Named Executive Officers

We have Change in Control agreements in place under our Change in Control Severance Plan with each of Messrs. Matz and McBride and Ms. Kaufman. The agreements with Mr. McBride and Ms. Kaufman took effect in June 2007 and the agreement with Mr. Matz took effect in June 2010. These agreements continue in effect until the executive’s employment terminates and all severance obligations have been fulfilled. Under the agreements, each of these executives would be entitled to a payment of 200% of their base salary in the event of either termination without cause or voluntary resignation with good reason within one year of a change in control event.

Each executive would also be entitled to a pro rata portion of their bonus under the applicable Incentive Payment Plan, immediate vesting in their outstanding equity awards and their currently accrued benefits under the Retirement Income Plan, continued coverage under our benefits program for up to 24 months, and payment of all salary and vacation which was accrued but unpaid at the date of termination.

If employment terminates for these executives other than as provided for in their Change in Control agreements, the standard Company severance policies for all employees will apply. The following table provides information regarding the amounts payable to these executives in the event of a termination of employment. As of the end of the last fiscal year, Messrs. McBride and Matz were not retirement eligible.

	Termination without Cause	Termination or Resignation with Good Reason After a Change in Control	Death
Daniel G. McBride
Severance Payment (1)	$130,374	$990,000	$-0-
Incentive Payment Plan (2)	$273,389	$273,389	$273,389
Present Value of Accumulated Pension Benefits (3)	$152,899	$152,899	$152,899
Equity Awards (4)	$4,438,191	$8,433,577	$5,232,292
Benefits (5)	$20,487	$85,487	$1,600,000
Total Payable on Separation	$5,015,341	$9,935,352	$7,258,580

Greg W. Matz
Severance Payment (1)	$106,362	$850,000	$-0-
Incentive Payment Plan (2)	$184,195	$184,195	$184,195
Present Value of Accumulated Pension Benefits (3)	$81,342	$81,342	$81,342
Equity Awards (4)	$286,752	$5,053,992	$955,155
Benefits (5)	$13,355	$81,699	$1,600,000
Total Payable on Separation	$672,005	$6,251,228	$2,820,692

	Termination without Cause	Termination or Resignation with Good Reason After a Change in Control	Retirement	Death
Carol R. Kaufman
Severance Payment (1)	$542,025	$908,000	$-0-	$-0-
Incentive Payment Plan (2)	$214,651	$214,651	$214,651	$214,651
Present Value of Accumulated Pension Benefits (3)	$605,107	$605,107	$605,107	$605,107
Equity Awards (4)	$13,135,031	$17,280,530	$15,837,529	$14,022,833
Benefits (5)	$24,540	$37,532	$-0-	$1,170,000
Total Payable on Separation	$14,521,355	$19,045,821	$16,657,287	$16,012,591

(1)	Represents the severance due per Company policy for employees in the event of other termination without cause. Represents 200% of base salary for the 2015 fiscal year in the event of termination without cause or resignation for good reason within one year of a change in control. No severance is due upon retirement or death of the executive.

(2)	Represents the bonus award payable under the 2015 Incentive Payment Plan which was earned in full but not yet paid as of October 31, 2015. Upon voluntary resignation prior to the date that awards are paid under the 2015 IPP, this award would be forfeit.

(3)	Upon termination without cause, retirement, or death, executives who are vested in the Retirement Income Plan will retain accrued benefits. These benefits will be paid upon the executive’s application for retirement benefits in accordance with the terms of the Retirement Income Plan, or in the event of the executive’s death, benefits are payable to the estate. For further information on the Retirement Income Plan, see the Pension Benefits Table on page 46.

Upon termination without cause or resignation with good reason after a change in control, all benefits due under our Retirement Income Plan will vest in full. If the terms of the Retirement Income Plan prevent immediate vesting the executive will receive substantially equivalent benefits.

As of October 31, 2015, Mr. Matz was not vested in the Retirement Income Plan.

(4)	Represents the realizable value on the sale of the shares underlying equity awards which were outstanding at October 31, 2015 at a stock price of $152.36. Includes shares which were either vested at that date or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination after a change in control or resignation with good reason after a change in control, all outstanding equity awards will immediately become fully vested. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed.

In the event of the executive’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on the portion of the performance cycle completed at termination.

Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding unvested RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment.

For Ms. Kaufman’s awards in fiscal 2013 and after, her stock option and RSU awards will continue to vest after her date of retirement based on the vesting schedule provided in the award agreements. In the event of termination of Ms. Kaufman’s employment without cause, or by reason of her death, the outstanding unexerciseable stock options and unreleased RSUs would be subject to forfeiture. Additionally, if Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her date of retirement, she will forfeit any remaining outstanding awards.

(5)	Upon termination after a change in control or resignation with good reason after a change in control, the executive and their dependents will be eligible to continue participation in our insurance benefit plans for up to 24 months after the date of termination. Amounts reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of the executive’s death.

DIRECTOR COMPENSATION

The Compensation Committee reviews and recommends compensation amounts for our Non-Employee Directors, and the full Board has responsibility for the approval of compensation amounts based on these recommendations. This compensation applies only to our Non-Employee Directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities and dedication. The Compensation Committee takes these factors into account in making recommendations to the Board with regard to changes in the Non-Employee Director compensation program.

The Compensation Committee also receives an analysis from its independent compensation consultant regarding compensation of the Non-Employee Directors. The Compensation Committee reviews and analyzes this information in determining whether to recommend changes to the Board. The Board sets total Non-Employee Director compensation at levels it considers appropriate given the competitive market for qualified directors, peer group compensation of directors, and the time commitment and responsibilities expected of our Non-Employee Directors. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

Components of Director Compensation

Cash Compensation

Our Non-Employee Directors receive cash compensation in the form of an annual stipend for their service. Additionally, directors who also serve as the Chair of a committee of the Board receive an additional annual stipend in recognition of this additional responsibility.

The Non-Employee Directors also receive payment for each meeting attended, as well as compensation for time spent on company business and reimbursement for one day of travel in connection with meetings. These payments are as follows:

Annual Retainer for service as a Director:	$30,000
Lead Director	$40,000
Chairman of the Board	$125,000

Cash Retainer for service as a Committee Chair:
Audit Committee	$17,500
Corporate Governance and Nominating Committee	$10,000
Organization and Compensation Committee	$12,000
Science and Technology Committee	$10,000

Attendance at Meetings of the Board (per meeting):
In-Person Meetings & Telephonic Meetings lasting more than 2 hours	$2,000
Telephonic meetings lasting less than 2 hours	$1,000

Other Compensation:
Travel Days (one per set of scheduled meetings)	$2,000
Other time spent on Company business (per hour)	$250

Directors appointed to or resigning from the Board mid-year are entitled to a prorated portion of the annual stipend based on the number of months of service provided for the fiscal year in which they enter or leave service.

Equity Compensation

The Non-Employee Directors also participate in the 2006 Directors’ Plan, which provides for annual equity awards. These awards may be made in the form of restricted stock awards, restricted stock units, stock options, or any combination thereof. The Board believes that Non-Employee Director compensation should contain a significant equity component to align director and stockholder interests. Grant dates, award amounts, and vesting criteria for these annual equity awards are set by the terms of the 2006 Directors’ Plan.

The 2006 Directors’ Plan was originally approved by stockholders on March 21, 2006, and was amended and restated in March 2009 and in March 2011. As currently in force, the 2006 Directors’ Plan provides for two equity awards to each Non-Employee Director to be made annually in November in the form of one grant of stock options and one grant of restricted shares. Awards under the 2006 Directors’ Plan are currently set as follows:

Equity Awards:	Target Grant Date Fair Value(1)	Annual Grant Date	Vesting / Restriction Period
Stock Options (Directors)	$135,000	November 1st	1 year
Lead Director & Chairman of the Board	$148,500	November 1st	1 year
Restricted Stock (Directors)	$135,000	November 15th	1 year
Chairman of the Board	$148,500	November 15th	1 year

(1) Grant Date Fair Value of equity awards represents a target compensation amount and is used to calculate the actual number of options and restricted shares received. Amounts are divided by the approximate fair value based on the closing price of our stock on the date of grant and rounded to the nearest whole number to set the number of options or restricted shares. Actual compensation may be slightly above or below the amount shown depending on rounding.

All awards are designed to vest on the first anniversary of the date of grant. Upon vesting, all stock options become exercisable and restrictions prohibiting sale are removed from the grant of restricted stock. Stock options are granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

The 2006 Directors’ Plan also provides that, upon appointment to the Board, new Non-Employee Directors receive a grant of stock options and restricted stock as specified in the terms of the 2006 Directors’ Plan, prorated for the number of months of service remaining in the fiscal year in which they were appointed. Additional awards under the 2006 Directors’ Plan may be made at the Board’s discretion.

When a Non-Employee Director ceases to serve on the Board, unless they are terminated for cause, restrictions are immediately lifted on any outstanding restricted stock awards and unvested stock options become immediately vested. Outstanding stock options remain exercisable for three years from the date of cessation of service.

Stock Ownership Requirements

The Board has adopted ownership requirements for Non-Employee Directors. The Board considers this equity ownership requirement to strengthen the relationship between the Directors and stockholder interests.

Directors must hold Cooper common stock valued at five times their annual retainer. Shares held must be free of restrictions to meet the requirements. Until the required ownership values are met the Non-Employee Directors must retain 100% of shares received on vesting of restricted stock and on exercise of stock options. As of the date of this Proxy Statement, all of the Non-Employee Directors hold stock equal to, or in excess of, the minimum level of required ownership.

Director Compensation Table

The following table sets forth the total cash and equity compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2015 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (2)(4)	Total
A. Thomas Bender	$190,000	$148,462	$148,502	$486,964
Allan E. Rubenstein, M.D.	$106,000	$135,056	$148,502	$389,558
Michael H. Kalkstein	$100,000	$135,056	$135,010	$370,067
Jody S. Lindell	$87,500	$135,056	$135,010	$357,567
Gary S. Petersmeyer	$81,000	$135,056	$135,010	$351,067
Steven Rosenberg	$69,250	$135,056	$135,010	$339,317
Stanley Zinberg, M.D.	$73,000	$135,056	$135,010	$343,067
(1)	Fees earned represent the total fees paid to the Non-Employee Directors for their service during the most recent fiscal year, including: (i) annual retainers paid to each Non-Employee Director for their service on the Board; (ii) annual retainers paid to Committee Chairs; (iii) fees for all Board and committee meetings attended during the designated fiscal year; and (iv) compensation for travel days and other time spent substantially on Company business.

(2)	The amounts shown are the compensation costs recognized in our financial statements for fiscal 2015 in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2015.

(3)	Represents the aggregate grant date fair value of restricted stock awards granted on November 15, 2014 under the 2006 Directors’ Plan. Each director received an award providing the right to purchase 816 restricted shares, or 897 restricted shares in the case of the Chairman of the Board, of our common stock at par value of $0.10 per share.

At October 31, 2015, each Non-Employee Director held 816 shares of our common stock subject to restrictions, inclusive of the shares in the Director Compensation Table, with the exception of Mr. Bender who held 897 shares.

(4)	Represents the aggregate grant date fair value of stock options granted on November 1, 2014 under the 2006 Directors’ Plan. Each Non-Employee Director was granted an option to purchase 2,782 shares of our common stock, or 3,060 shares for Mr. Bender and Dr. Rubenstein. These options have an exercise price equal to the fair market value of our common stock on the date of grant, which was $165.51 per share.

The Non-Employee Directors had the following stock options outstanding at October 31, 2015:

Name	Outstanding Options
A. Thomas Bender	48,900
Allan E. Rubenstein, M.D.	22,100
Michael H. Kalkstein	36,591
Jody S. Lindell	49,091
Gary S. Petersmeyer	12,841
Steven Rosenberg	64,091
Stanley Zinberg, M.D.	46,591

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. The Board sets the size of the board annually prior to the Annual Meeting. The Board has fixed the number of directors to be elected at the Annual Meeting at seven.

The names of the nominees presented for election as directors at the Annual Meeting are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience and their service on other companies’ boards of directors.

Each nominee, if elected, will serve as a director until the next Annual Meeting and until his or her successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

The Nominees

Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees or between the nominees and any of our officers.

A. THOMAS BENDER	AGE: 76	JOINED THE BOARD: 1994

INDEPENDENT DIRECTOR, CHAIRMAN OF THE BOARD

Business Experience: Mr. Bender has served on our Board since 1994 and was elected Chairman in July 2002. He also served as our President and Chief Executive Officer from May 1995 until his retirement in October 2007. He previously served as President of CooperVision, our contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of management positions at Allergan, Inc., a manufacturer of eye and skin care products, including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Other Directorships and Memberships: Mr. Bender serves on the board of directors of Allegro Ophthalmics LLC, a private ophthalmic company focused on pharmaceutical treatment of eye disease. Mr. Bender currently serves on the compensation and audit committees at Allegro. He also serves on the board of Mission Hospital Foundation in Mission Viejo, CA.

Qualifications to Serve: Mr. Bender served as our CEO for 13 years, providing him with unique understanding of our operations and business which is valuable to the Board, and his 10 year tenure as Chairman of the Board has provided leadership continuity and stability to our Company. In addition to his history with the Company, Mr. Bender has over 45 years of experience in the pharmaceutical industry, providing him with a strong background and knowledge that assists the Board in analysis of our peer companies, markets and industry. Additionally, Mr. Bender has served on the boards of other public and private medical device companies, allowing him to gain insight and perspective regarding business and regulatory issues facing our industry. Additionally, Mr. Bender has served as chairman of the compensation and organization committees for several medical device companies. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Bender for re-election to the Board.

MICHAEL H. KALKSTEIN	AGE: 73	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR

Business Experience: Mr. Kalkstein was a partner at Dechert LLP, an international law firm, from June 2003 through June 2007 and was Co-chair of the firm’s Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. As of June 30, 2007, he has retired from active practice and continues to be “Of Counsel” to Dechert at its Mountain View, CA office. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees.

Other Directorships and Memberships: Mr. Kalkstein served as a member of the Board of Trustees of Opera San Jose from 1984 to October 2010, serving as its President from 1992 to 1994. He was a member of the Alliance of CEOs from 2001 to June 2007 and was a member of the board of directors of the Law Foundation of Silicon Valley from 2002 to June 2007. Until January 2007, he also served as a director of the Northern California Chapter of the National Association of Corporate Directors.

Qualifications to Serve: As a licensed attorney with experience in intellectual property law, Mr. Kalkstein brings the Board insight and perspective on the legal and regulatory issues that face our business and industry. Mr. Kalkstein also brings management experience, having served as a managing partner for a key office of an international law firm. His continued connections with the legal community, as well as his involvement with groups such as the Alliance of CEOs and National Association of Corporate Directors and participation in NYSE/Euronext Corporate Board Member programs, provides the Board with insight into current issues facing both business executives and independent board members. Additionally, through his long-term service on our Board, Mr. Kalkstein has gained a good working knowledge and understanding of our business which provides efficiency and continuity for our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kalkstein for re-election to the Board.

JODY S. LINDELL	AGE: 64	JOINED THE BOARD: 2006

INDEPENDENT DIRECTOR, AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Other Directorships and Memberships: Through September 2007, she served as a director and on the audit and director’s loan committees for First Republic Bank, a publicly traded financial institution. First Republic Bank was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continues to serve as a director, chairs the audit committee and serves on the director’s loan committee for First Republic Bank. She also currently serves on the board of directors and the audit, nominating and corporate governance, and compensation committees of PDL BioPharma (NasdaqGS: PDLI).

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules, and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for re-election to the Board.

GARY S. PETERSMEYER	AGE: 68	JOINED THE BOARD: 2013

INDEPENDENT DIRECTOR

Business Experience: Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001, and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 2000. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

Other Directorships and Memberships: Mr. Petersmeyer serves as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL). He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also serves as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

Qualifications to Serve: Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines and leadership development. He has extensive experience as a director and has experience with service on a compensation committee. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Petersmeyer for re-election to the Board.

ALLAN E. RUBENSTEIN, M.D.	AGE: 71	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR, VICE CHAIRMAN AND LEAD DIRECTOR

Business Experience: Dr. Rubenstein has served as our Vice Chairman and Lead Director since July 2002, and previously served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is also Clinical Professor of Neurology and Pediatrics at New York University Langone Medical Center. Formerly, he was Chief Executive Officer of NexGenix Pharmaceuticals in NYC from 2003 to 2011.

Other Directorships and Memberships: He currently serves as chairman of the board for CalAsia Pharmaceuticals since September 2012. He is also a trustee of the Connecticut River Museum in Essex, Connecticut. Previously, he served as a director of BioClinica (NASDAQ: BIOC), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Qualifications to Serve: As a leading academic scientist and clinician, Dr. Rubenstein provides valuable insight into human physiology and medical practices and techniques that aid the Board in making determinations regarding new technologies to develop or acquire. He also brings experience with clinical trials and a knowledge and understanding of the development of medical devices to his service. His experience as the head of a medical technology company provides perspective on operations of a medical device company. Additionally, through his long-term service on our Board, Dr. Rubenstein has gained a good working knowledge and understanding of our business and operations, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Rubenstein for re-election to the Board.

ROBERT S. WEISS	AGE: 69	JOINED THE BOARD: 1996

NON-INDEPENDENT DIRECTOR, CHIEF EXECUTIVE OFFICER

Business Experience: Mr. Weiss has served as our President since March 2008 and as our Chief Executive Officer since November 2007. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Other Directorships and Memberships: Mr. Weiss is also a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. He serves on its nominating and governance committee and on its audit committee. He is also a member of the Board of Trustees of the University of Scranton in Pennsylvania and serves on its finance, advancement and audit committees.

Qualifications to Serve: As our current Chief Executive Officer, Mr. Weiss provides a key connection between the senior executives and our Board, enabling oversight of our operations with the benefit of management’s perspective on our business. He has day to day awareness of our business and industry and strategic vision for our Company that are important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating and policy experience to our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for re-election to the Board.

STANLEY ZINBERG, M.D., M.S.	AGE: 81	JOINED THE BOARD: 1997

INDEPENDENT DIRECTOR

Business Experience: Dr. Zinberg is a retired obstetrician-gynecologist who served as Deputy Executive Vice President and Vice President of Practice Activities for the American College of Obstetricians and Gynecologists (ACOG) in Washington, D.C. from 1993 through his retirement in December 2007. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NY Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and was a member of the Board of Trustees until June 2013. He is certified by the American Board of Obstetrics and Gynecology and is a member of the faculty of the Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine. He is the author of numerous editorials, scientific papers and book chapters in the field of women’s healthcare. In addition, Dr. Zinberg obtained a Master’s Degree in Health Administration, with an emphasis on not-for-profit finance, in 1990 from the Graduate School of Public Administration of New York University.

Other Directorships and Memberships: Currently, Dr. Zinberg is a director on the Peconic Bay Medical Center board and serves on its finance committee, investment committee, and strategic planning committee. He is also a director on the Peconic Bay Medical Center Foundation board. He is also President-Elect of the American Gynecologic Club and will assume the presidency in 2017. Additionally, he serves as a director and chairman of the board of the Westhampton Beach Performing Arts Center and a member of the Southampton Town Board of Ethics in Southampton, NY.

Qualifications to Serve: Dr. Zinberg’s extensive background in obstetrics and gynecology provides the Board with crucial insight into the practical application of our women’s healthcare products and the needs of medical practitioners. His experience as a leader of ACOG and continued involvement in the medical community provides perspective on current medical practices and procedures which aid the Board in evaluating new technologies, products and markets as our business continues to expand. Additionally, through his long-term service on our Board, Dr. Zinberg has gained a good working knowledge and understanding of our business and operations which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Zinberg for re-election to the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2016. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

KPMG LLP has served as our independent registered public accounting firm since our incorporation in 1980 and one or more representatives of KPMG LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

PROPOSAL 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 LONG-TERM INCENTIVE PLAN

General

The 2007 Long-Term Incentive Plan, or the 2007 Plan, was originally approved by our stockholders on March 20, 2007 and was subsequently amended and restated in March 2009 and March 2011. Under the 2007 Plan, as amended and restated, equity awards may be in the form of stock options, restricted stock, deferred stock and/or restricted stock units, long-term performance awards, stock purchase rights and stock appreciation rights. Approximately 375 individuals currently participate in the 2007 Plan.

As most recently approved, the 2007 Plan provides for up to 5,230,000 shares to be granted as equity awards through December 31, 2017, subject to adjustment for future stock splits, stock dividends and similar events.

As of December 31, 2015, 202,345 shares remain available for issuance under the 2007 Plan as follows:

Shares Authorized Under the 2007 Plan:	5,230,000

Shares Issued:
Stock Options granted	3,449,224
Restricted Stock Units granted	2,035,131
Performance Share Awards granted:
Completed performance cycle and released:	368,112
Completed performance cycle and release deferred:	29,850
Not yet completed performance cycle (presented at maximum shares payable):	229,907
Subtotal - Shares Issued:	6,112,224
Shares returned to 2007 Plan:
Shares withheld to pay taxes on release of full value awards:	622,632
Cancelled or forfeit awards:	461,937
Subtotal - Shares Returned:	1,084,569

Available for future grants:	202,345

As of December 31, 2015, there were 1,477,319 stock options and 961,799 unvested full value awards outstanding under all of our current and expired plans, including the 2007 Plan. The outstanding options under the 2007 Plan and the other current and expired equity plans have an average exercise price of $93.91 and an average remaining term of 7 years.

As discussed in detail below, the Board believes that it is important to our profitability and stockholder value to be able to continue to offer equity incentives to our employees and to have flexibility in the types of awards available. Based on our current grant practices, we consider it necessary to increase the number of shares authorized under the 2007 Plan and to extend the expiry date of the 2007 Plan to ensure that our ability to make competitive equity award grants is not affected.

Therefore the Board recommends the approval of an amendment and restatement of the 2007 Plan to increase the number of shares available for grant by 1,700,000 to a total of 6,930,000 shares and to extend the expiry date of the 2007 Plan to December 31, 2026.

The full text of the proposed 2007 Plan, as amended and restated, is attached as Exhibit A. The following general description of certain features of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan.

Purpose

Long-term incentive compensation, in the form of equity awards, is a key component of our compensation program for executives and employees. The grant of equity awards with time- and/or performance-based vesting criteria encourages the long-term retention of skilled executives and employees and aligns the interests of award recipients with our stockholders.

Our use of equity awards as a component of executive compensation is detailed in the Compensation Discussion and Analysis starting on page 21 and in our executive compensation disclosures starting at page 37. We have adopted grant practices designed to offer competitive awards with retention value for participants while controlling the cost of awards and usage of shares under the 2007 Plan.

In order to continue to provide a balanced mix of compensation, with appropriate emphasis on long-term performance as a company and retention of key personnel, we feel it is necessary to maintain a sufficient pool of shares available under our long-term incentive plan. We are seeking to increase the available shares under the 2007 Plan in order to ensure our continued ability to provide competitive equity awards with the flexibility to design our award programs in keeping with reasonable compensation practices.

Summary of 2007 Long-Term Incentive Plan

Administration. The 2007 Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a non-employee director, as defined in Rule 16b-3 under the Exchange Act. As used in this proposal, the term “Committee” will refer to the above described committee or to the Board, as the case may be.

The Committee has full power to select, from among participants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the 2007 Plan.

Eligibility. Participants eligible to receive awards under the 2007 Plan include the officers, consultants and other employees of the company, including our subsidiaries and affiliates, whom the Committee determines are responsible for or contributes to the management, growth and/or profitability of our business. Members of the Committee and any person who serves only as a director are not eligible to receive awards under the 2007 Plan.

Shares subject to the 2007 Plan. If approved, the amended and restated 2007 Plan would authorize the Committee to grant up to an additional 1,700,000 shares in the form of stock options, restricted stock, deferred stock and/or restricted stock units, long-term performance awards, stock purchase rights, or stock appreciation rights to eligible participants through December 31, 2026 for a total of 6,930,000 shares of Common Stock, subject to adjustment for future stock splits, stock dividends and similar events. There is no limitation under the 2007 Plan regarding the number of shares that may be used for full-value awards.

As of December 31, 2015, a total of 6,112,224 shares have been issued pursuant to awards under the Plan, of which 2,118,686 are subject to outstanding awards which have not yet vested or been exercised. The maximum number of shares an individual participant may be granted as equity awards under the 2007 Plan during any fiscal year is 250,000 shares. Shares subject to awards under the 2007 Plan which expire unexercised, are forfeited, are withheld to cover tax obligations, or are otherwise not paid out in stock, become available again for distribution in connection with future awards under the 2007 Plan. As of December 31, 2015, a total of 1,084,569 shares have been returned to the plan for distribution for future awards under these provisions.

Stock Options. The 2007 Plan permits the grant of stock options that either qualify as incentive stock options, or ISOs, under Section 422(b) of the Internal Revenue Code or that do not so qualify, or NQSOs. To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any participant, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

The 2007 Plan also permits the grant of stock options approved under the Revenue rules of the United Kingdom, and are subject to special terms and conditions. These options, called UK Approved Stock Options, qualify for special taxation rules in the United Kingdom.

The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the Fair Market Value of a share of Common Stock as of the date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee under certain circumstances.

The option exercise price of stock options granted under the 2007 Plan must be paid in full by cash, check, wire transfer or other immediately payable instrument acceptable to the Committee or, if the Committee so determines, by delivery of Common Stock, valued at Fair Market Value on the exercise date, or through a broker-assisted cashless exercise, provided that payment is made prior to the delivery of any stock by the company.

As used herein, the term “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the NYSE or, if no such sale of Common Stock occurs on the NYSE on that date, the Fair Market Value of the Common Stock as determined by the Committee in good faith.

Under the 2007 Plan, in the event of termination of a participant’s employment or consultancy by reason of normal retirement at or after age 65, approved early retirement, long-term disability or death, an option may thereafter be exercised, to the extent it was then exercisable, for a period of three years, or such shorter period as the Committee shall determine at grant, subject to the stated term of the option. If a participant’s employment or consultancy is terminated for one of these reasons and the participant thereafter dies while the option is still exercisable, the option will, in general, be exercisable for twelve months, or such shorter period as the Committee shall determine at grant, following death, subject to the stated term of the option. The Committee may, at or after the grant date, provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of normal retirement, approved early retirement, disability or death.

If a participant’s employment or consultancy terminates for any reason other than normal retirement at or after age 65, approved early retirement, disability or death, his options will terminate, except that if a participant’s employment is involuntarily terminated without Cause as defined in the 2007 Plan, his options may be exercised, to the extent then exercisable, for three months, unless otherwise determined by the Committee, following termination, subject to the stated term of the option.

The 2007 Plan also permits the Committee at any time to offer to buy out for a payment in cash any option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made; provided, that the Committee shall not offer to buy out an option with an exercise price that is greater than the Fair Market Value at the time of the offer, without first obtaining stockholder approval. In addition, if permitted by the award agreement, the Committee may require that any shares issued with respect to the exercise of an option take the form of restricted stock, valued on the date of exercise without taking into account the forfeiture restrictions.

Except as may be determined by the Committee or set forth in the applicable grant agreement, stock options are transferable only by will or by the laws of descent or distribution, and all options are exercisable, during the participant’s lifetime, only by the participant or his guardian or legal representative. However, a Non-Qualified Stock Option may be transferred to, exercised by, and paid to certain trusts or foundations under the control of the participant for estate or tax planning purposes.

Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights, or SARs, which entitle the holder, upon exercise, to receive an amount in cash and/or shares equal in value to the excess, if any, of the Fair Market Value of a number of shares specified in the award at the date of exercise of the SARs over the Fair Market Value of such number of shares at the date of grant of the SARs.

Restricted Stock. The Committee may award shares of restricted common stock (“restricted stock” or “restricted stock award”), subject to certain conditions set forth in the 2007 Plan and such other conditions and restrictions as the Committee may determine, including the attainment of performance goals and the payment of a purchase price equal to or greater than par value. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant’s restricted stock award agreement. The Committee may, in its discretion, permit or require the payment of any cash dividends to be deferred and, in its discretion, to be reinvested in additional shares of restricted stock or otherwise. Stock dividends, if any, will be treated as additional shares of restricted stock. A recipient of restricted stock must enter into a restricted stock award agreement with us, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time. The Plan provides that restricted stock, as well as other full value awards such as restricted deferred stock and long-term performance awards will vest over a period of not less than three years, except in the event of death, disability or change in control.

Shares of restricted stock are non-transferable, and if a participant who holds restricted stock terminates employment or his consultancy for any reason, including death, prior to the lapse or waiver of the restrictions, we, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the shares of restricted stock in exchange for any amount that the participant paid for them.

Deferred Stock. The Committee may make deferred stock awards under the 2007 Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or providing future consulting services or attainment of performance goals. The Plan provides that deferred stock generally will vest over a period of not less than three years, except in the event of death, disability or change in control. Notwithstanding these provisions, the 2007 Plan, as amended, also provides that the Committee may grant equity awards with a vesting period of less than three years provided that the total shares subject to such awards may not exceed 5% of the total shares authorized under the 2007 Plan.

A recipient of a deferred stock award must enter into an agreement setting forth the applicable provisions for deferral of the shares of Common Stock covered by such award, as determined by the Committee. If a recipient of a deferred stock award terminates employment or his consultancy for any reason, including death, during the deferral period, we, subject to the terms of the deferred stock award agreement, will have the right to require the forfeiture of the shares of deferred stock in exchange for any amount that the participant paid for them.

Any deferral restrictions under a deferred stock award may be accelerated or waived by the Committee in the event of the recipient’s retirement, death or disability or in the case of a Change in Control. The Committee may permit participants to further defer receipt of a deferred stock award or an installment of an award, if certain election requirements are met, for a specified period or until a specified event. Recipients of deferred stock awards may be entitled to receive dividend equivalents, subject to the terms of the award agreement. The Committee may, in its discretion, permit or require the payment of dividends to be deferred and reinvested in additional shares of deferred stock or otherwise. A recipient of a deferred stock award has no rights as a stockholder with respect to any shares covered by his deferred stock award until the shares are issued and delivered to the recipient electronically or by issue of a stock certificate.

Stock Purchase Rights. The Committee may grant participants stock purchase rights to purchase stock, including restricted or deferred Common Stock, at a price equal to 50% or 100% of its Fair Market Value, 100% of its book value or 100% of its par value for limited periods of up to 90 days. The Committee may impose deferral, forfeiture, or other terms and conditions upon stock purchase rights.

In connection with stock purchase rights granted under the 2007 Plan, the Committee may, if not prohibited by law, authorize loans from us to the participant for up to 90% of the purchase price. Loans, including extensions, may be for up to ten years and may be with or without recourse against the participant in the event of default. The Committee may require the participant to pledge the purchased stock or other property as security for the loan. Each loan shall be subject to such terms and conditions and shall bear such rate of interest as the Committee shall determine. Loans may be made at any time, subject to such limitations as the Committee shall prescribe. Notwithstanding this provision, the Committee does not issue loans to our executive officers for any purpose.

Long-Term Performance Awards. The Committee may also grant long-term performance awards under the 2007 Plan. Such awards shall be based on corporate, business unit and/or individual performance over designated periods, called Performance Periods. Performance objectives may vary from participant to participant, group to group, and period to period, and Performance Periods may overlap. At the beginning of the Performance Period, the Committee will determine the number of shares of Common Stock, including deferred or restricted Common Stock, subject to the long-term performance award. During the Performance Period, the Committee may adjust the performance goals and measurements to take into account accounting and tax rules, and to makes changes that the Committee deems necessary or appropriate to reflect the inclusion or exclusion of unusual items, events or circumstances in order to avoid windfalls or hardships. The Plan provides that long-term performance awards will vest over a period of not less than three years, unless the long-term performance award is intended to qualify as performance based compensation under Section 162(m) of the Code, as discussed below, in which case the performance period over which the award vests may not be less than one year. However, long-term performance awards may vest upon death, disability or change in control.

Unless otherwise determined by the Committee, long-term performance awards will generally be paid out on a prorated basis in the event of termination due to retirement at or after age 65 or approved early retirement, death or disability and will be forfeited in the event of other types of termination. Long-term performance awards may be paid early, currently or on a deferred basis with interest or earnings equivalents, as determined by the Committee, and will be payable in cash or stock, including restricted or deferred Common Stock, either in a lump sum or in annual installments, as determined by the Committee.

Performance Based Compensation. If the Committee determines that any of the awards of restricted stock, deferred stock or long-term performance awards should qualify as performance based compensation under Section 162(m) of the Code, then the criteria upon which such awards will become payable will relate to one or more of the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings [or profit] (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value added. Any of these criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adjustment for Stock Dividends, Mergers, etc. The Committee is required to make appropriate substitution or equitable adjustments in connection with outstanding awards under the 2007 Plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Common Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any outstanding award under the 2007 Plan shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such award, including any such award which under the terms of such merger or other corporate transaction or event, would have no cash value, shall be cancelled.

Amendment and Termination. The Board may amend, alter or discontinue the 2007 Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board may not, without the prior approval of the stockholders, make any amendment which would: (i) increase the number of shares reserved for grants under the 2007 Plan, (ii) change the class of employees eligible to receive awards, (iii) extend the maximum term for awards, or (iv) otherwise materially alter the terms of the 2007 Plan. The Committee may amend the terms of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of the holder of any award without the holder’s consent. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time. However, the Committee is specifically prohibited from repricing options and stock appreciation rights.

FEDERAL INCOME TAX ASPECTS OF 2007 LONG-TERM INCENTIVE PLAN

THE TAX CONSEQUENCES OF THE 2007 PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE 2007 PLAN AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Non-Qualified Stock Options. For Federal income tax purposes, NQSOs will not be taxable upon grant, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the participant will recognize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. Basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date of exercise. Any subsequent gain or loss will be generally taxable as capital gain or loss.

Incentive Stock Options. An incentive stock option is not taxable upon grant or upon exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the participant for purposes of the alternative minimum tax. Gain realized on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless the participant disposes of the shares within (i) two years after the date of grant of the option, or (ii) within one year of the date the shares were acquired upon exercise of the option. If the shares of Common Stock are sold or otherwise disposed of before the end of the one- and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the participant must recognize ordinary income. If such a sale or disposition takes place in the year of exercise, the income the participant recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the participant sells or otherwise disposes of the shares before the end of the one- and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, recognized on the disposition of the shares.

An incentive stock option exercised more than three months after termination of employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, or SAR; but upon exercise of the SAR, the fair market value of the shares received, as determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income in the year of exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock. For Federal income tax purposes, the recipient generally will not have taxable income on the grant of the restricted stock, nor will we then be entitled to any deduction, unless the recipient makes a valid election under Section 83(b) of the Internal Revenue Code with company consent. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture or are freely transferable, the recipient generally will recognize ordinary income and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over any purchase price for the restricted stock.

Deferred Stock. The recipient generally will not have taxable income upon the grant of deferred stock and we will not then be entitled to a deduction. However, when deferred stock vests and is distributed, the recipient will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as NQSOs.

Long-Term Performance Awards. Long-term performance awards once vested will, in most instances, be taxed as ordinary income, unless distributions are in the form of shares of Common Stock subject to restrictions or deferral limitations, in which case rules similar to those applicable to restricted and deferred stock will apply.

Stock Payment. If payment of an award is made in stock in lieu of a cash payment that would otherwise have been made, the recipient generally will be taxed as if the cash payment has been received, and we will have a deduction in the same amount. Subsequent appreciation or depreciation of the stock will be generally be taxable as capital gain or loss.

Section 162(m) of the Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation, including base salary, annual bonus, stock option exercises and non-qualified benefits, for certain executive officers exceeds $1 million, less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation.”

Awards will satisfy the “qualified performance-based compensation” exception if: (i) the awards are made by a qualifying compensation committee, (ii) the Plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit the Compensation Committee to grant awards which will qualify as “qualified performance-based compensation.”

Other Tax Consequences. We recommend that any recipient of an award consult with a personal tax advisor with respect to the applicable Federal, foreign, state and/or local tax aspects of award grants, exercises and any subsequent dispositions of Common Stock acquired under the 2007 Plan.

Other Information. The closing price of a share of our common stock on the Record Date was $121.01.

Additional information regarding the 2007 Plan and other equity award plans as of October 31, 2015 can be found in the New Plan Benefits Table and Equity Plan Compensation Table below.

New Plan Benefits Table

Grants made under the 2007 Plan are at the discretion of the Committee and grants under the 2006 Directors’ Plan may also be discretionary as well as formulaic. Therefore, the exact amount of grants that may be made cannot be determined at this time. Accordingly, the following table provides information about grants made in the last fiscal year under the 2007 Plan.

Name and Position (1)	Number of Units:
	Stock Options (2)	Full Value Awards (3)
Robert S. Weiss	65,195	5,398
President & Chief Executive Officer
Daniel G. McBride	11,807	6,037
Executive Vice President & Chief Operating Officer; President of CooperVision, Inc.
Albert G. White, III	7,537	4,005
Executive Vice President & Chief Strategy Officer
Carol R. Kaufman	8,929	4,864
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer
Greg W. Matz	7,537	4,005
Senior Vice President, Chief Financial Officer & Chief Risk Officer
All current executive officers	114,368	32,671
All current non-employee directors	-0-	-0-
All other employees including current non-executive officers	9,036	185,433

(1)	All grants to employees are pursuant to the 2007 Plan. Our Non-Employee Directors do not receive awards under the 2007 Plan. All Non-Employee Director Awards are pursuant to the 2006 Directors’ Plan which is not presented for action.
(2)	These awards include stock options granted to our executive officers and non-executive employees on December 9, 2014 which have an exercise price of $162.28. All stock options are granted at 100% of fair market value on the date of grant and have a 10-year term.
(3)	Full value awards include deferred stock awards to our executive officers and non-executive employees in the form of restricted stock units and performance share awards. Performance share awards granted in the last full fiscal year are subject to achievement of specified increases in our earnings per share and do not yet have a defined payout. Awards are included here at their target level of achievement opportunity.

Equity Plan Compensation Table

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (A)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (B)	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by stockholders (2)	1,866,494	$79.85	943,522
Equity compensation plans not approved by stockholders	-	$ -	-
Total	1,866,494	$79.85	943,522
(1)	The amount of total securities to be issued under Company equity plans shown in Column A includes 516,206 Restricted Stock Units granted pursuant to the Company’s equity plans. These awards allow for the distribution of shares to the grant recipient upon the completion of time-based holding periods. The total also includes 29,850 shares to be issued pursuant to Performance Share Awards which previously vested and receipt of shares was deferred for a specified period of time and 229,907 shares representing the maximum number of share that may be issued subject to Performance Share Awards without a defined payout. Restricted Stock Units and Performance Share Awards do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price disclosed in Column B.

(2)	Includes information with respect to the Second Amended and Restated 2007 Long-Term Incentive Plan for Employees of the Cooper Companies, Inc. (“2007 Plan”), which was approved by stockholders on March 16, 2011, and provides for the issuance of up to 5,230,000 shares of Common Stock, and the Second Amended and Restated 2006 Long-Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc. (the “Directors’ Plan”), which was approved by stockholders on March 16, 2011 and provides for the issuance of up to 950,000 shares of Common Stock.

As of October 31, 2015, up to 757,747 shares of Common Stock may be issued pursuant to the 2007 Plan and 185,775 shares of Common Stock may be issued pursuant to the 2006 Directors’ Plan.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of the 2007 Long-Term Incentive Plan.

Under New York Stock Exchange (“NYSE”) rules, the approval of the amendment and restatement of the 2007 Plan requires the affirmative vote of the majority of the votes cast on the proposal in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of outstanding shares entitled to vote on the proposal. Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the outstanding shares.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 21 and the compensation tables and associated narrative disclosure included in the discussion of Executive Compensation beginning on page 37.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

We were pleased to receive a favorable vote for our compensation practices at our 2015 Annual Meeting, with 95% of the votes cast by our stockholders on our Say-on-Pay proposal voted in favor of the compensation of the named executive officers. We consider these voting results to affirm stockholder support for our compensation practices and we continue to take steps to maintain alignment between executive pay and Company performance.

Highlights of our executive compensation program include:

•	A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be “at-risk” and dependent on our performance as a company;

•	Checks and balances within our compensation packages to balance focus on both short-term and long-term goals, encouraging our executives to focus on the health of the company both during the immediate fiscal year and for the future;

•	Compensation on termination of employment other than resulting from a change in control, limited for most executives to the standard severance policies used for all employees; and

•	Clawback provisions in our short-term incentive compensation program.

As an advisory vote, this proposal is not binding upon us as a Company. However, our Compensation Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders as expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers.

Accordingly, we will present the following resolution for vote at the 2016 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2016;

•	FOR the amendment and restatement of the 2007 Long-Term Incentive Plan; and

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

By Order of the Board of Directors

A. Thomas Bender

Chairman of the Board of Directors

Exhibit A

Exhibit A - Amended and Restated 2007 Long-Term Incentive Plan

As Approved by Stockholders: [ ● ]

The Cooper Companies, Inc.

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 1. Purpose; Definitions.

The purpose of The Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the ‘Plan’) is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as an entity for which the Company has a legitimate business interest in allowing such entity to be a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Book Value” means, as of any given date, on a per share basis (i) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(f) “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Deferred Stock” or “Deferred Stock Award” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Early Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate after satisfying the requirements for early retirement under the provisions of the applicable pension plan of such entity, and receiving the consent of the Company prior to such retirement under the terms of this Plan.

Adopted: Approved by Stockholders:	A-1

Third Amended and Restated 2007 Long-Term Incentive Plan

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, (i) the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com, (ii) if no such sale of Stock occurs on the New York Stock Exchange on such date, the closing price of the Stock on the trading day immediately prior to such date, or (iii) if the Stock is not publicly traded, then the fair market value of the Stock as determined by the Committee in good faith.

(l) “Full Value Award” means any Grant other than an Option, Stock Appreciation Right or other Grant for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company).

(m) “Grant” means an instrument or agreement evidencing an option, SAR, Restricted Stock, Deferred Stock, Stock Purchase Right or Long-term Performance Award, granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(n) “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an ‘Incentive Stock Option’ within the meaning of Section 422 of the Code.

(o) “Long-term Performance Award” means an award under Section 10 below that is valued in whole or in part based on the achievement of Company, Subsidiary, Affiliate, or individual performance factors or criteria as the Committee may deem appropriate.

(p) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

(q) “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(r) “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(s) “Performance Criteria” means any one or more of the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings [or profit] (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value added. Any of these criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adopted:	A-2

Third Amended and Restated 2007 Long-Term Incentive Plan

(t) “Plan” means this 2007 Long-Term Incentive Plan, as hereinafter amended from time to time.

(u) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(v) “Retirement” means Normal or Early Retirement.

(w) “Stock” means the Common Stock, $-0-.10 par value per share, of the Company.

(x) “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to receive from the Company an amount of cash or shares of Stock with a Fair Market Value equal to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over a base price as set by the Committee at the time of grant (which base price shall not be less than the Fair Market Value on the date the right was granted).

(y) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(z) “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

Section 2. Administration.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, at least two of whom is a “Non-Employee Director” of the Company as defined in Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights, and/or (vi) Long-term Performance Awards.

In particular, the Committee shall have the authority:

(i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards may from time to time be granted hereunder;

Adopted:	A-3

Third Amended and Restated 2007 Long-Term Incentive Plan

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions as a result of death, Disability, Retirement or Change in Control, regarding any award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v) to determine whether and under what circumstances an award may be settled in cash instead of Stock;

(vi) to determine whether, to what extent and under what circumstances awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis à vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

(ix) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

Adopted:	A-4

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 3. Stock Subject To Plan.

(a) The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 6,930,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any fiscal year is 250,000. The maximum number of shares that may be subject to the grant of Incentive Stock Options shall be 6,930,000 shares.

(b) Subject to Section 6(b)(iv) below, if any shares of Stock subject to a Stock Option or Stock Appreciation Right is forfeited or lapse without being exercised, or if any shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan. Any Shares repurchased by the Company under Sections 7(c)(iii), or 8(b)(iii) at the same price paid by the participant so that such shares are returned to the Company shall again be available for future awards under the Plan.

(c) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other change in corporate structure affecting the Stock, an equitable and appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option or base price of shares subject to outstanding Options and SARs granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any Grant shall always be a whole number. The right to have such substitutions and adjustments made is nondiscretionary, but how such substitutions and adjustments are made shall be determined in the discretion of the Committee. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award (including any such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Adopted:	A-5

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 4. Eligibility.

Officers, consultants and such employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) whom the Committee determines is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

Section 5. Stock Options.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. No Incentive Stock Option shall be granted more than ten years after the date this Plan is approved by the stockholders of the Company under Section 14.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after grant.

(d) Method of Exercise. Subject to whatever exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted; or (ii) through the delivery of a

Adopted:	A-6

Third Amended and Restated 2007 Long-Term Incentive Plan

notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

(e) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred to, exercised by and paid to a trust in which the optionee has a fifty percent or more interest or a foundation which the optionee controls the management of the assets, provided that (i) the optionee receives no consideration for such transfer, and (ii) the transferee receives the Non-Qualified Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the optionee and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

Adopted:	A-7

Third Amended and Restated 2007 Long-Term Incentive Plan

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for ‘incentive stock option’ status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

Adopted:	A-8

Third Amended and Restated 2007 Long-Term Incentive Plan

(k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, that unless stockholder approval is obtained, the Committee shall not offer to buy out any Option having a per share exercise price greater than the per share Fair Market Value of a share of Stock at the time of such offer. In no event may the Company buyout any Stock Option with the grant of another Stock Option, with a lower exercise price without shareholder approval.

(l) Settlement Provisions. If the option agreement so provides at grant, or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

Section 6. Stock Appreciation Rights.

(a) Exercise. A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Upon the exercise of a Stock Appreciation Right, a recipient shall be entitled to receive an amount in cash and/or shares of Stock with a Fair Market Value, as the Committee in its sole discretion shall determine, equal to the excess of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the base price as specified in the Grant. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(ii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient.

Adopted:	A-9

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i) Unless the Committee determines that no purchase price is required by law, then the purchase price for shares of Restricted Stock shall be equal to or greater than their par value.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock Award shall be issued shares of Stock, either in book form or electronically, evidencing the grant of the Restricted Stock, registered in the name of such participant, noting the terms, conditions and restrictions applicable to such award. The Committee in its sole discretion may issue stock certificates to evidence the Restricted Stock Award. If a stock certificate is issued, it shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv) The Committee shall require that any stock certificates evidencing such shares issued be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the ‘Restriction Period’), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

Adopted:	A-10

Third Amended and Restated 2007 Long-Term Incentive Plan

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, that the participant paid with respect to such Restricted Stock.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, an appropriate number of unrestricted shares shall be delivered to the participant promptly in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

Section 8. Deferred Stock.

(a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the ‘Deferral Period’) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or

Adopted:	A-11

Third Amended and Restated 2007 Long-Term Incentive Plan

otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), the Company shall deliver to the recipient shares of Stock equal to the shares covered by the Deferred Stock Award. Such shares may be delivered in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

(ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion. In addition, with respect to Deferred Stock Award with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Deferred Stock Award vests.

(iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Deferred Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, the participant paid with respect to such Deferred Stock.

(iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

(v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the ‘Elective Deferral Period’), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment) and shall not take effect for at least 12 months. The Elective Deferral Period must be at least five years or, if elected by the participant, until termination of employment or a change in control of the Company (as determined under Section 409A of the Code) if earlier. Any such election shall comply with the requirements of Section 409A of the Code.

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(vii) A recipient of a Deferred Stock Award shall have no rights as a stockholder with respect to any shares covered by his Deferred Stock Award until the issuance of a stock certificate for such shares.

Adopted:	A-12

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 9. Stock Purchase Rights.

(a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i) at its Fair Market Value on the date of grant;

(ii) at 50% of such Fair Market Value on such date;

(iii) at an amount equal to Book Value on such date; or

(iv) at an amount equal to the par value of such Stock on such date.

However, no share of Stock shall be sold at less than its par value. The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

The terms of Stock Purchase Rights Awards need not be the same with respect to each participant. Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

(b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee, but not to exceed 90 days.

(c) Loans. Unless otherwise prohibited by law, if the Committee so determines, the Company shall make or arrange for a loan to a participant with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.

Section 10. Long-Term Performance Awards.

(a) Administration. Long-term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the ‘Performance Period’) for each Long-term Performance Award and shall determine the performance objectives to be used in the valuation of Long-term Performance Awards and determining the extent to which such Long-term Performance Awards have been earned. Performance objectives may vary, from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary, Affiliate or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to the Performance Criteria. Performance Periods may overlap and participants may participate simultaneously with respect to Long-term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

Adopted:	A-13

Third Amended and Restated 2007 Long-Term Incentive Plan

At the beginning of each Performance Period, the Committee shall determine for each Long-term Performance Award subject to such Performance Period, the number of shares of Stock (including Deferred or Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-term Performance Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

(b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to the Long-term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary, unusual or infrequent items, events or circumstances in order to avoid windfalls or hardships. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions.

(c) Termination. Unless otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long-term Performance Award at the end of the applicable Performance Period:

(i) based, to the extent relevant under the terms of the award, upon the participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

(ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate and not inconsistent with Section 409A of the Code.

Adopted:	A-14

Third Amended and Restated 2007 Long-Term Incentive Plan

Except as otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long-term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine.

(d) Form of Payment. The earned portion of a Long-term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of whole shares of Stock, including Restricted Stock or Deferred Stock, as the Committee shall determine. To the extent a Long-term Performance Award is payable in Stock and the full amount therefor is not paid in Stock, then the shares of Stock representing the portion of the value of the Long-term Performance Award not paid in Stock shall again become available for award under the Plan.

Section 11. Amendments And Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a) except as expressly provided in Section 3(c) of this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) change the employees or class of individuals eligible to participate in the Plan;

(c) extend the maximum option period under Section 5(b) of the Plan; or

(d) otherwise materially alter the terms of the Plan to the extent required by law or any stock exchange on which the shares of Stock are traded.

The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. Notwithstanding any provision in this Plan to the contrary, except as provided in Section 3(c) no Stock Option or Stock Appreciation Right may be amended to reduce the price per share of the shares subject to such Stock Option or the exercise price of such Stock Appreciation Right, as applicable, below the option price or exercise price as of the date the Stock Option or Stock Appreciation Right is granted. In addition, except as provided in Section 3(c) no Stock Option or Stock Appreciation Right may be granted in exchange for or in connection with the cancellation or surrender of a Stock Option, Stock Appreciation Right or other Grant if the new Stock Option, Stock Appreciation Right or other Grant has an option or exercise price (including no exercise price) which is less than the option or exercise price of the Stock Option or Stock Appreciation Right being exchanged, cancelled or surrendered.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Adopted:	A-15

Third Amended and Restated 2007 Long-Term Incentive Plan

Section 12. Unfunded Status Of Plan and 409A.

(a) Unfunded Plan. The Plan is intended to constitute an ‘unfunded’ plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the ‘unfunded’ status of the Plan.

(b) Section 409A. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and such agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date this Plan is effective. In that regard, to the extent any award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries or Affiliates is subject to Section 409A, and such award or other amount is payable on account of a participant’s termination of service (or any similarly defined term), then (A) such award or amount shall only be paid to the extent such termination of service qualifies as a “separation from service” as defined in Section 409A, and (B) if such award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the participant’s termination of service, or (ii) the date of the participant’s death. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 13. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

Adopted:	A-16

Third Amended and Restated 2007 Long-Term Incentive Plan

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares underlying the award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an award, to the extent set forth in such claw-back policy and/or in the applicable Grant agreement.

(e) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(h) Notwithstanding any other provision of this Plan to the contrary, Full Value Awards shall become vested over a period of not less than three years (or, in the case of vesting based upon the

Adopted:	A-17

Third Amended and Restated 2007 Long-Term Incentive Plan

attainment of Performance Criteria or other performance-based objectives, over a period of not less than one year) following the date the Grant is made; and all other awards granted under the Plan shall vest no earlier than the first anniversary of the date the award is granted; provided, however, that, notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to the Plan may be granted to any one or more participants without respect to such minimum vesting provisions. Nothing in this Section 13(h) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following a participant’s death, disability, termination of service or the consummation of a change in control.

Section 14. Effective Date Of Plan.

The Plan was originally adopted effective as of January 1, 2007 and approved by the shareholders of the Company on March 20, 2007. The Plan has been amended and restated and subsequently approved by the shareholders on March 18, 2009 and March 16, 2011. The provisions of the Plan as reflected in this amendment and restatement was approved by the Board of Directors of the Company on December 10, 2015 and is subject to approval of the holders of a majority of the shares of the Company’s Common Stock present, or represented, and entitled to vote at the annual meeting of stockholders to be held in 2016. In the event that the Company’s stockholders do not approve the Plan at the 2016 stockholders meeting, then the terms of this amended and restated Plan will not become effective, and the terms of the Plan as in existence on December 10, 2015 will continue in full force and effect.

Section 15. Term Of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, Other Stock-Based Award, or Long-term Performance Award shall be granted pursuant to the Plan on or after December 31, 2026, but awards granted prior to such date may extend beyond that date.

Section 16. Certain Stock Options For United Kingdom Employees.

Stock Options granted under Section 5 which are Non-Qualified Stock Options may be granted subject to the terms and conditions of Schedule A hereto. Such Non-Qualified Stock Options shall be subject to the terms and conditions of the Plan, including Section 5.

Adopted:	A-18

Exhibit A

2007 Long-Term Incentive Plan

SCHEDULE A

TAX APPROVED OPTIONS FOR UNITED KINGDOM EMPLOYEES

(Providing for the grant of Stock Options which it is intended shall satisfy the requirements of Her Majesty’s Revenue and Customs pursuant to Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), such options to be referred to in this Schedule as “Approved Options”).

Approved Options may be granted pursuant to this Schedule A in accordance with such provisions as would be applicable if the provisions of the Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the “Plan”) relating to Stock Options were here set out in full (provided that Sections 6, 7, 8, 9 and 10 shall not apply to this Schedule A), subject to the following further modifications:

Section A1. Eligibility.

Approved Options may only be granted under this Schedule A to individuals who are employees of the Company and its subsidiaries (and for this purpose a subsidiary shall mean any company of which the Company has control as defined in section 840 of the UK Income and Corporation Taxes Act 1988 (“Control”)) and who are not ineligible to participate in accordance with the provisions of paragraph 9 of Schedule 4 to ITEPA and, if a director, is required to work in that capacity for the Company and/or any such subsidiary for at least 25 hours per week, excluding meal breaks. For the avoidance of doubt, no Approved Options shall be granted to a consultant and references to “consultant/consultancy” in the Plan shall have no relevance under this Schedule A.

Section A2. Stock Subject To The Plan.

(a) Approved Options granted under this Schedule A may only be made and may only be exercised in respect of Stock which satisfies the requirements of paragraphs 16-20 of Schedule 4 to ITEPA.

(b) Only in the event of any reorganization, consolidation, Stock split or other variation of the Company’s Stock, may an adjustment be made under Section 3 of the Plan to the amount of Stock which is the subject of Approved Options granted under this Schedule A and the option price payable in respect thereof and then only with the prior approval of HM Revenue and Customs.

Section A3. Stock Options.

(a) Approved Options may only be granted pursuant to this Schedule A at an option price which is not less than 100% of Fair Market Value as of the date of grant provided that if no sale of Stock occurs on the New York Stock Exchange on such date the option price shall not be less than the Fair Market Value of the Stock as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed on or before that date for the purposes of this Schedule A with HM Revenue and Customs Shares and Assets Valuation.

(b) No Approved Options may be granted to an employee or director which will result in the aggregate option price for all the Stock comprised in outstanding Approved Options granted to him under this Schedule A together with the aggregate option price of all Stock comprised in outstanding

A-19

Exhibit A

2007 Long-Term Incentive Plan

options granted to him under any other stock option scheme established by the Company or any associated company (as defined in paragraph 35 of Schedule 4 to ITEPA) approved under Schedule 4 to ITEPA exceeding 30,000 UK pounds sterling (converting, for this purpose the option price into pounds sterling using the exchange rate applicable on the date of grant of such option) or such other amount as is for the time being specified as being the appropriate limit for the purposes of paragraph 6(1) of Schedule 4 to ITEPA. For the avoidance of doubt, the limit set out in Section 5(j) of the Plan applying to Incentive Stock Options shall not apply to Approved Options granted under this Schedule A.

(c) Section 5(c) shall be substituted as follows: “The Board may impose a schedule for vesting of the Stock comprised in the Approved Option and set out in the Option Agreement (the “Vesting Schedule”) containing only objective conditions on any Approved Option which they grant preventing its exercise except to the extent that the Vesting Schedule has been complied with. If, after the Board have imposed such a condition, events happen which cause them to consider that it is no longer appropriate, they may vary the Vesting Schedule provided always that any such amendment may only be one which the Board reasonably consider will result in a fairer measure of the performance of the job of the optionee, will ensure that this Plan operates more effectively in the achievement of its purpose of providing share benefits for employees who contribute to the prosperity of the Company and will be no more difficult to satisfy than would have been the case if there had been no such amendment.”

(d) In the third paragraph of Section 3, the words “but acting fairly and reasonably” shall be added after “in its sole discretion” and the words “may be exercised in full immediately before the consummation of the merger or other corporate transactions and if not so exercised shall be cancelled at the time of the consummation of the merger or other corporate transaction” shall be substituted for the words “shall be converted into the right to receive an amount of cash” to the end of the paragraph.

(e) Section 5(e) shall be substituted as follows: “No Approved Option shall be transferable other than to the personal representatives of an optionee. No Approved Option shall be assigned or used as a charge and any purported transfer, assignment or charge shall cause the Approved Option immediately to lapse”.

(f) In the event of the optionee’s death an Approved Option granted pursuant to this Schedule A must be exercised within twelve months of the optionee’s death whereupon, to the extent it has not been exercised, such Approved Option shall lapse.

(g) No Approved Option granted under this Schedule A may be exercised at any time if the holder of such option is precluded from participating under this Schedule A by paragraph 9 of Schedule 4 to ITEPA.

(h) The retirement age for the purposes of paragraph 35A of Schedule 4 to ITEPA is 55.

(i) Sections 5(j),(k), (l) and for the avoidance of doubt Section 5(m) of the Plan shall not apply to Approved Options granted under this Schedule A. For the avoidance of doubt, Approved Options granted under this Schedule A shall automatically be exercisable by virtue of being involuntary termination without cause when the optionee’s employment ceases by reason of redundancy within the meaning of the Employment Rights Act 1996.

A-20

Exhibit A

2007 Long-Term Incentive Plan

(j) Within 30 days of the receipt of a written notice (in the form prescribed by the Company) duly signed by the optionee together with their option certificate and the full purchase price of the Stock being acquired pursuant to the exercise of their option the Company shall procure that the optionee acquires the Stock in respect of which the Approved Option has been validly exercised by (i) allotting Stock to the optionee; or (ii) procuring the transfer of Stock to the optionee and shall issue a definitive certificate or other evidence of title (whether paper or electronic) for the Stock acquired pursuant to the exercise of the option. Alternatively, the optionee may exercise his options pursuant to Section 5(d) of the Plan, although Section 5(d)(i) shall not apply to Approved Options, (and Section 5(d)(ii) shall only apply with the consent of the optionee).

(k) Stock issued pursuant to this Schedule A shall rank pari passu with the issued Stock and the Company shall at all times keep available sufficient Stock to satisfy the exercise of, to the full extent possible, all Approved Options granted pursuant to this Schedule A which have neither lapsed nor become fully exercisable.

(l) If an acquiring company:

(i) obtains Control of the Company as a result of making (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or (b) a general offer to acquire all the shares in the Company which are of the same class as the Stock which may be acquired by the exercise of the Approved Options granted under this Plan;

(ii) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by a court under provisions closely comparable to section 425 of the UK Companies Act 1985; or

(iii) becomes bound or entitled to acquire shares in the Company under provisions closely comparable to Part 28 of the UK Companies Act 2006 any optionee may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to ITEPA), by prior agreement with the acquiring company and HM Revenue & Customs, release any Approved Option granted under this Plan which has not lapsed (the “Old Option”) in consideration of the grant to him of an option (the “New Option”) which (for the purposes of that paragraph) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4 to ITEPA).

The New Option shall not be regarded for the purposes of Section A3(k) above as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:

(i) the New Option were an option granted under this Plan at the same time as the Old Option;

(ii) the expression the “Company” was defined as “the company whose shares may be acquired by the exercise of Options granted under this Plan”.

A-21

Exhibit A

2007 Long-Term Incentive Plan

(m) Section 13(a) of the Plan shall not apply to Approved Options granted under this Schedule A other than to comply with US federal or state securities law. Section 13(d) only applies to the extent that the optionee has not already provided an amount of money to cover the tax payable.

(n) Section 13(d) of the Plan shall apply as if the references to United States taxation applied to UK taxation and National Insurance contributions, provided that the references to settling a liability in Stock shall only apply if the optionee has agreed to such method of deduction. This facility is restricted to Stock acquired by the exercise of options granted under this Schedule A.

(o) Participation in this Plan by an optionee is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment with any participating company and participation in this Plan shall in no respects whatever affect in any way an optionee’s pension rights or entitlement or terms or conditions of employment with any participating company. In particular (but without limiting the generality of the foregoing words) any optionee who leaves employment with any participating company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract by way of compensation for loss of office or otherwise howsoever.

(p) Any discretion exercisable under either the Plan or this Schedule A by the Company, any Subsidiary or Affiliate or any body thereof shall be applied fairly and reasonably.

Section A4. Amendments And Termination.

No amendments to this Schedule A (including any provision of the Plan which is incorporated within this Schedule A) pursuant to Section 11 which fall within the definition of a key feature within the meaning of paragraph 30(4) of Schedule 4 to ITEPA shall have effect until the approval of HM Revenue and Customs has been obtained in respect thereof. This Section A4 shall not however restrict the general power of the Board to amend the Plan where the amendment will not apply to this Schedule A.

No assurance or warranty is given by the Company that the tax favourable treatment of Approved Options will apply on exercise of the option or that any corporate restructuring or merger or other corporate activity will permit tax favourable treatment to apply.

A-22

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Meeting Date March 14, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 14, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at investor.coopercos.com/financials.cfm

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.  i

¢	00033333333030300000 8	031416

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.		1.	ELECTION OF SEVEN DIRECTORS.	FOR	AGAINST	ABSTAIN
			A. Thomas Bender	☐	☐	☐
			Michael H. Kalkstein	☐	☐	☐
			Jody S. Lindell	☐	☐	☐
			Gary S. Petersmeyer	☐	☐	☐
			Allan E. Rubenstein, M.D.	☐	☐	☐
			Robert S. Weiss	☐	☐	☐
			Stanley Zinberg, M.D.	☐	☐	☐
		2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2016;	☐	☐	☐
		3.	Approval of the amendment and restatement of the 2007 Long Term Incentive Plan to add 1,700,000 shares to the total reserved for grant and extend the term of the Plan;	☐	☐	☐
		4.	Hold an advisory vote on the compensation of our named executive officers as presented in the Proxy Statement; and	☐	☐	☐
		5.	The transaction of any other business that my properly come before the meeting or any continuations, adjournment or postponements thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 14, 2016

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints RANDAL L. GOLDEN, CAROL R. KAUFMAN, GREGORY W. MATZ and ROBERT S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at 6140 Stoneridge Mall Road, Suite 145, Pleasanton, CA, 94588 at 8:00 a.m., (P.D.T.), and at any continuations, adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢